RESTATED ARTICLES OF
                                  INCORPORATION
                                       OF
                             DUKE ENERGY CORPORATION

                                 (June 18, 1997)

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                                    ARTICLE I

         The name of the Corporation is Duke Energy Corporation.

                                   ARTICLE II

         The period of duration of the Corporation is perpetual.

                                   ARTICLE III

         The purposes for which the Corporation is organized are:

         (a) To purchase, acquire, lease, manage, control and operate, and to sell, lease and dispose of to such person, or persons, corporation or corporations, and for such price or prices, and on such terms and conditions as to this Corporation may seem proper, water, water rights, power, privileges and appropriations for mining, milling, agriculture and other uses and purposes; and to develop, control, generally deal in and dispose of to such person or persons, corporation or corporations, and for such price or prices, and on such terms and conditions as to the Corporation may seem proper, electrical and other power for the generation, distribution and supply of electricity for light, heat and power, and for any other uses and purposes to which the same are adapted;

         (b) To manufacture, generate, buy, sell, accumulate, store, transmit, furnish and distribute electric current for light, heat and power;

         (c) To manufacture, buy, sell, lease, let or operate any or all machinery or appliances for the manufacture, generation, storage, accumulation, transmission or distribution of any or all types of electric current, and any or all manner of electric machinery, apparatus or supplies of any nature or kind whatsoever;

         (d) To erect, buy, sell, operate, lease, and let power plants and generating stations for the manufacture, generation, accumulation, storage, transmission and distribution of electric current and any or all machinery used therein or in connection therewith;







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         (e) To manufacture, buy, sell, lease and let fixtures, chandeliers, electroliers, brackets, lamps, globes, and other supplies and appurtenances used for or in connection with the manufacture, generation, accumulation, storage, transmission, distribution or use of electric current for light, heat or power, or otherwise, and to carry on a general business of electricians, mechanical engineers, suppliers of electricity for the purpose of light, heat, or power and otherwise and install, erect, and operate, sell or lease wires, cables and fixtures, both interior and exterior, for the transmission and use of electric current; and to manufacture and deal in all apparatus and things required for or capable of being used in connection with the generation, distribution, supply, accumulation and employment of electricity;

         (f) To buy, sell, operate or lease pole lines, erect poles, string wires thereon, or on poles of other individuals or corporations, on any and all streets, avenues, highways and roads of counties, townships, towns, villages and cities, and over and under all canals and other waterways, and across any and all bridges, and to use the same either for the transmission of electric current for delivery to consumers on such lines or for transmission of current to independent vendors thereof, and to sell or lease to other individuals or corporations the right to string electric wires on or attach electric wires to any or all poles so erected, owned or leased, and to use such lines both as through lines and for local delivery;

         (g) To build and construct and use, for any of the purposes stated above, underground subways or conduits in such streets, avenues, highways and roads, and under such canals and other waterways and string electric wires or conductors therein, and to buy or lease from, or sell or let to any other individual or corporation the right to string and to use as aforesaid said electric wires or conductors in any such subways;

         (h) To engage in the business of electric lighting, and to engage in the business of manufacturing cloth, paper, woodenware or any other articles of merchandise, in the manufacture of which electricity or electric power may be used;

         (i) To produce, purchase, sell and deal in farm and dairy products and the various materials entering into or used in the production thereof;

         (j) To the full extent permitted by law, to purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations of this or any other State, and by individual or individuals, and while owner of such stock, to exercise all the rights, powers and privileges of ownership including the right to vote thereon;

         (k)To enter into, make, perform and carry out contracts of every kind and for any lawful purpose, with any person, firm, association or corporation;

         (l) To issue bonds, debentures or obligations of the Corporation from time to time for any of the objects or purposes of the Corporation and to secure the same by mortgage, pledge, deed of trust or otherwise;






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         (m) To own and operate, by electricity or other appropriate motive power, street railways and bus lines, with full power to acquire, construct, own, use, equip, maintain and sell or otherwise dispose of the same, and all rights, franchises, cars, coaches, appliances and property of every kind whatsoever which may be necessary or convenient for such purposes;

         (n) To acquire, manufacture, distribute and sell gas, and all by-products and residual products thereof, with full power to acquire, construct, own, use, equip, maintain, operate and sell or otherwise dispose of all rights, franchises, works, plants, conduits, pipes, machinery, fittings, apparatus, appliances and other property whatsoever which may be necessary or convenient for such purposes, as well as supplies, articles, appliances, fixtures and furnishings of every kind which may promote or be useful in the consumption of gas;

         (o) To purchase, lease or otherwise acquire and to hold, own, use, develop, mortgage, lease or sell or otherwise dispose of all real or personal property necessary or convenient for use as public amusement parks or resorts and to conduct therein and thereon such public amusements as may be deemed necessary or desirable;

         (p) To acquire, construct, own, enlarge, maintain and operate water works and to supply municipalities, corporations and individuals with water and water power, and to acquire, erect, maintain, construct and enlarge all necessary dams, buildings, plant machinery, fixtures and apparatus of every sort for supplying water and water power for domestic, mechanical and all other purposes and to carry on the business incidental thereto, including the purpose of acquiring, constructing, enlarging, maintaining and operating water works, pumping stations and a system of water supply and the dams, reservoirs, pumping stations and conduits thereto appertaining; and to acquire, own, hold, possess and convey franchises and grants from state or municipal authorities for supplying cities, villages and towns, or either, and the inhabitants thereof with water for all purposes and the carrying on of the business of operating water works;

         (q) To carry on and conduct the business of storage, cold storage, refrigeration, freezing and ice-making, and buying or otherwise acquiring, building, constructing, maintaining and operating buildings, plants and machinery and equipment of any and all kinds for said purposes;

         (r) To acquire all lands, rights of way, franchises, and easements of any and all kinds, necessary or convenient in the prosecution of any business, object or purpose herein and hereby authorized or set forth;

         (s) To the full extent permitted by law, to acquire the good will, rights, property and franchises, and to undertake the whole or any part of the assets or liabilities of any persons, firm, association or corporation, and to pay for the same in cash and/or stock and/or bonds of this Corporation and/or otherwise, and to hold, use, maintain and operate and sell or otherwise dispose of the whole or any part of the property so acquired, and to guarantee the payment of dividends or interest on any shares, stocks, debentures or other securities issued by, or any other contract or obligation of, any corporation, whenever it may be deemed proper or necessary for the business and purposes of this Corporation so to do;





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         (t) To do all and everything that is or that may be deemed to be necessary, suitable, convenient or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects herein enumerated, or incidental to the powers herein named, or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, either as holders of or interested in, any property or otherwise; and

         (u) To the extent and in the manner permitted by local laws, to conduct business in any of the States, Territories, Colonies or Dependencies of the United States, in the District of Columbia, and in any or all foreign countries, to have one or more offices therein and therein to hold, purchase, mortgage, lease and convey real and personal property.

                                   ARTICLE IV

         The total number of authorized shares of this Corporation is 524,000,000 shares, divided into 12,500,000 shares of Preferred Stock of the par value of $100 each (hereafter called Preferred Stock), 10,000,000 shares of Preferred Stock A of the par value of $25 each (hereafter called Preferred Stock
A), 1,500,000 shares of Preference Stock of the par value of $100 each (hereafter called Preference Stock), and 500,000,000 shares of Common Stock without nominal or par value (hereafter called Common Stock).

         The Preferred Stock and the Preferred Stock A (sometimes collectively referred to as the Preferred Stocks) shall rank equally with no preference or priority of the Preferred Stock over the Preferred Stock A or of the Preferred Stock A over the Preferred Stock with respect to dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation.

(A)      PREFERRED STOCK AND PREFERRED STOCK A

         (1) The Board of Directors is hereby empowered, subject to the provisions of paragraph (9) of this section (a) of Article IV, to cause the authorized and unissued shares of the Preferred Stock and of the Preferred Stock A to be issued in one or more series from time to time, upon such consideration (not less than the par value thereof), upon such terms, and in such manner, and with such variations as to (i) the rates of dividend payable thereon, (ii) the periods of time during which dividends shall accrue and the dates on which dividends shall become payable on the shares of such series, (iii) the terms on which the same may be redeemed, (iv) the terms or amount of any sinking fund provided for the purpose of redemption thereof, and (v) the terms upon which the holders thereof may convert the same into stock of any other class or classes, or into one or more series of the same class, or of another class or classes, as may be determined by the Board of Directors at the time of the creation of each series, but the amount at which said stock may be redeemed shall in no case be less than the par value thereof.

         (2) The shares of each series of the Preferred Stock and of the Preferred Stock A shall entitle the holders thereof to receive out of the retained earnings of the Corporation or net profits earned during the current or preceding accounting period (each said period to be not less than six months or more than one year in duration) or, if retained earnings and net profits are not





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available, out of capital surplus, a dividend at the annual rate fixed for the particular series, but not exceeding such rate, cumulative from and after the date of issuance thereof, payable quarterly on the 16th day of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day) or at such intervals and on such dates as otherwise are expressly set forth in the resolution of the Board of Directors creating such series or, if such intervals and dividend payment dates shall vary from time to time for such series, the method by which such intervals and dates shall be determined, before any dividend shall be set apart for or paid on the Preference Stock or the Common Stock. Any dividends declared or paid on the Preferred Stock or the Preferred Stock A in an amount less than full cumulative dividends payable at such time upon all shares of the Preferred Stock or the Preferred Stock A outstanding shall, if more than one series be outstanding, be divided among the different series in proportion to the aggregate amounts that would be distributable to the Preferred Stock simultaneously declared and paid thereon at such time without regard to the applicable dividend payment dates.

         (3) All series of the Preferred Stock shall rank equally and be alike in all respects except for the variations and differences between series herein expressly provided for, and all series of the Preferred Stock A shall rank equally and be alike in all respects except for the variations and differences between series herein expressly provided for.

         (4) In case of liquidation or dissolution or distribution of the assets of the Corporation, there shall be paid (a) to the holders of the Preferred Stock (i) in case such liquidation, dissolution or distribution shall be voluntary, $105 per share, and (ii) in case such liquidation, dissolution or distribution shall be involuntary, $100 per share, and (b) to the holders of the Preferred Stock A (i) in case such liquidation, dissolution or distribution shall be voluntary, $26.25 per share, and (ii) in case such liquidation, dissolution or distribution shall be involuntary, $25 per share, plus in each case the amount of dividends (if any) accumulated and unpaid thereon, before any amount shall be payable to the holders of the Preference Stock or the Common Stock; the balance of the assets of the Corporation, subject to the rights of the holders of the Preference Stock, shall be distributed ratably among the holders of the Common Stock.

         (5) Holders of the Preferred Stock and of the Preferred Stock A shall not be entitled to any payment by way of dividends or otherwise, or have any rights in the property of the Corporation or in the distribution thereof, other than specifically provided in the preceding paragraphs.

         (6) The Preferred Stock or the Preferred Stock A may be called for redemption in whole or in part on any dividend date at the option of the Board of Directors by mailing notice thereof to the holders of record of the shares to be redeemed at least thirty (30) days prior to the date fixed for redemption, and such shares may be then redeemed by paying for each share so called all accrued and unpaid dividends thereon to the date fixed for such redemption and such additional sum as shall have been fixed by the Board of Directors as the redemption price of stock of the series of which the stock so to be redeemed is a part. Whenever less than all of the outstanding shares of the Preferred Stock or of the Preferred Stock A of any series are to be redeemed, either (i) the shares of such series to be redeemed shall be selected by lot in such manner as may be prescribed by the Board of Directors, or (ii) the redemption shall be made in





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such manner that each holder of the Preferred Stock or of the Preferred Stock A of the series to be redeemed shall participate therein in the proportion that the number of shares of such series to be redeemed bears to the whole number of shares of stock of that series then outstanding, provided that there shall be no obligation to redeem less than a whole share. From and after the date of redemption, unless default be made by the Corporation in payment of the redemption price pursuant to such notice, all dividends on the shares called for redemption shall cease to accrue, and all rights of the holders thereof in respect of such stock, except the right to receive the redemption price plus accrued and unpaid dividends to the date fixed for such redemption, shall cease and determine.

         (7) No holder of any of the Preferred Stock or of the Preferred Stock A shall be entitled to vote at any election of directors or, except as otherwise required by statute and except as provided in paragraphs (8), (9), (10) and (11) of this section (a) of Article IV, on any other matter submitted to the stockholders, provided that if and whenever dividends on any part of the Preferred Stock or of the Preferred Stock A shall be in arrears in an amount equivalent to the aggregate dividends required to be paid on such Preferred Stock or such Preferred Stock A in any period of twelve (12) calendar months the holders of the Preferred Stock as a class shall thereafter at all elections of directors have the exclusive right to elect such number of directors of the Corporation as shall constitute a majority of the authorized number of directors, the holders of the Preferred Stock A as a class shall thereafter at all elections of directors have the exclusive right to elect two directors, and the holders of the Common Stock of the Corporation as a class shall have the exclusive right, subject to the right of the holders of the Preference Stock as a class to elect two directors under certain circumstances, to elect the remaining number of directors of the Corporation which right of the holders of the Preferred Stocks, however, shall cease when all accrued and unpaid dividends on the Preferred Stocks shall have been paid in full. The terms of office of all persons who may be directors of the Corporation at the time when the right to elect directors shall accrue to the holders of the Preferred Stocks, as herein provided, shall terminate upon the election of their successors at the next annual meeting of the stockholders or at an earlier special meeting of the stockholders held as hereinafter provided. Such special meeting shall be held at any time after the accrual of such voting power, upon notice similar to that provided in the By-Laws for an annual meeting, which notice shall be given at the request in writing of the holders of not less than ten (10%) percent of the number of shares of the then outstanding Preferred Stocks, addressed to the Secretary of the Corporation at its principal business office. Upon the termination of such right of the holders of the Preferred Stocks to elect directors of the Corporation, the terms of office of all the directors of the Corporation shall terminate upon the election of their successors at the next annual meeting of the stockholders or at an earlier special meeting of the stockholders held as hereinafter provided. Such special meeting shall be held at any time after the termination of such right of the holders of the Preferred Stocks to elect directors, upon notice similar to that provided in the By-Laws for an annual meeting, which notice shall be given at the request in writing of the holders of not less than ten (10%) percent of the number of shares of the then outstanding Common Stock, addressed to the Secretary of the Corporation at its principal business office.

         (8)(i) So long as any of the Preferred Stock remains outstanding, the authorization of the holders of at least two-thirds (2/3) of the Preferred Stock then outstanding, voting as a class





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regardless of series (given at a meeting called for that purpose), shall be necessary for effecting or validating the amendment, alteration, change or repeal of any of the express terms of the Preferred Stock, or any series thereof, then outstanding, in a manner prejudicial to the holders thereof; provided that if any such amendment, alteration, change or repeal would be prejudicial to the holders of the shares of one or more, but not all, of the series of the Preferred Stock at the time outstanding, such authorization shall be required only of the holders of at least two-thirds (2/3) of the total number of outstanding shares of all series so affected.

         (ii) So long as any of the Preferred Stock A remains outstanding, the authorization of the holders of at least two-thirds (2/3) of the Preferred Stock A then outstanding, voting as a class regardless of series (given at a meeting called for that purpose), shall be necessary for effecting or validating the amendment, alteration, change or repeal of any of the express terms of the Preferred Stock A, or any series thereof, then outstanding, in a manner prejudicial to the holders thereof; provided that if any such amendment, alteration, change or repeal would be prejudicial to the holders of the shares of one or more, but not all, of the series of the Preferred Stock A at the time outstanding, such authorization shall be required only of the holders of at least two-thirds (2/3) of the total number of outstanding shares of all series so affected.

         (9) So long as any of the Preferred Stock or of the Preferred Stock A remains outstanding, the affirmative vote of the holders of at least two-thirds (2/3) of the Preferred Stock then outstanding, voting as a class regardless of series, and the affirmative vote of the holders of at least two-thirds (2/3) of the Preferred Stock A then outstanding, voting as a class regardless of series, shall be necessary to enable the Corporation to issue shares of Preferred Stock in excess of 250,000 shares or shares of Preferred Stock A in excess of 1,000,000 shares, or any other class of stock having rights in the distribution of the earnings or assets of the Corporation prior to or on a parity with those of the Preferred Stock or of the Preferred Stock A, or any obligations convertible into or evidencing the right to purchase any of such shares of stock, unless both

                  (i) the net earnings of the Corporation available for dividends on the Preferred Stock and on the Preferred Stock A, determined in accordance with generally accepted accounting practices, for any twelve (12) consecutive calendar months within the fifteen (15) calendar months preceding the month within which the additional shares shall be issued, shall have been at least twice the dividend requirements for a twelve (12) months' period upon the entire amount of the Preferred Stock and of the Preferred Stock A and all such other stock ranking prior to or on a parity with the Preferred Stock and the Preferred Stock A as to dividends or other distributions to be outstanding immediately after the proposed issue of shares of the Preferred Stock or of the Preferred Stock A or such other stock, and

                  (ii) the total net assets of the Corporation at a date not more than ninety (90) days prior to the date on which the proposed stock is to be issued shall equal at least twice the aggregate amount payable, upon the involuntary liquidation of the Corporation, to the holders of the Preferred Stock and of the Preferred Stock A and such other stock to be outstanding immediately after the proposed issue of such additional shares.






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         (10) So long as any of the Preferred Stock or of the Preferred Stock A
remains outstanding, the affirmative vote of the holders of at least two-thirds (2/3) of the Preferred Stock then outstanding, voting as a class regardless of series, and the affirmative vote of the holders of at least two-thirds (2/3) of the Preferred Stock A then outstanding, voting as a class regardless of series, shall be necessary to authorize the creation of, or an increase in the authorized number of shares of, any stock having preferential rights in the distribution of earnings or assets of the Corporation prior to or on a parity with those of the outstanding Preferred Stock or of the outstanding Preferred Stock A.

         (11) So long as any of the Preferred Stock or of the Preferred Stock A remains outstanding, the consent or authorization of the holders of at least two-thirds (2/3) of the Preferred Stock then outstanding, voting as a class regardless of series (given at a meeting called for that purpose), and the consent or authorization of the holders of at least two-thirds (2/3) of the Preferred Stock A then outstanding, voting as a class regardless of series (given at a meeting called for that purpose), shall be necessary for effecting or validating (i) the sale or exchange of all, or substantially all, of the property and assets of the Corporation, or (ii) the merger or consolidation of the Corporation with any other corporation or corporations (other than subsidiaries of the Corporation); provided that the provisions of this paragraph shall not apply to the purchase or other acquisition by the Corporation of franchises or other assets of another corporation, or to any merger or consolidation ordered or authorized by the Federal Power Commission or by any succeeding regulatory authority of the United States having jurisdiction in the premises.

         (12) At any meeting at which the holders of the Preferred Stock or of the Preferred Stock A shall have the right to vote as a class, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Preferred Stock or of the Preferred Stock A shall be required to constitute a quorum of such class. Whenever the holders of the outstanding Preferred Stock or of the outstanding Preferred Stock A shall have the right to vote, each holder thereof shall be entitled to one vote for each share standing in his name.

(B)      PREFERENCE STOCK

         (1) The Preference Stock may be issued from time to time as herein provided in one or more series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article IV, to issue from time to time Preference Stock in one or more series out of the then authorized and unissued shares of Preference Stock and with respect to each series to fix, by resolution or resolutions providing for the issuance of such series, such designations, preferences, limitations and relative rights of such series as may be permitted to be fixed by the Board of Directors by the laws of the State of North Carolina as in effect at the time the particular series is authorized by the Board of Directors, including, without limitation, authority so to fix any one or more of the following:

                  (i) The distinctive designation of such series and the number of shares which shall constitute such series;






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                  (ii)  The annual dividend rate for the shares of such series;

                  (iii) The terms on which shares of such series may be redeemed, including, without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

                  (iv) The terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;

                  (v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary; and

                  (vi) The terms and conditions, if any, upon which holders of shares of such series may convert the same into, or exchange the same for, Common Stock, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine.

         All shares of Preference Stock of the same series shall be identical in all respects. All shares of Preference Stock, irrespective of series, shall constitute one and the same class of stock, shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article IV any series may differ from any other series with respect to any one or more of the designations, preferences, limitations, and relative rights described or referred to in subparagraphs (i) to (vi), inclusive above.

         (2) Subject to full dividends accrued on all outstanding shares of Preferred Stocks for all past dividend periods and for the then current dividend period having been paid or declared and set apart for payment, holders of the Preference Stock shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available for the declaration and payment of dividends, cumulative dividends in cash at the annual dividend rate per share fixed for the particular series, and no more, payable in respect of each quarterly dividend period, commencing on the date specified for the first dividend payment to stockholders of record on the respective dates fixed in advance for the purpose by the Board of Directors prior to the payment of each such dividend, which record date for each dividend shall be the same for all series.

         Dividends on shares of each series of the Preference Stock shall be cumulative:

                  (i) on shares of any series issued prior to the first dividend payment date for such series, from the date of issuance of such shares; and






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                  (ii) on shares of any series issued on or after such first dividend payment date, from the quarterly dividend payment date next preceding the date of issuance of such shares or from the date of issuance if that be a dividend payment date.

         No dividend shall be declared on any series of the Preference Stock for any quarterly dividend period unless there shall have been paid or declared and set apart for payment like proportionate dividends, ratably, in proportion to the annual dividend rates fixed therefor, on all shares at the time outstanding of all series of the Preference Stock, in respect of the same quarterly dividend period to the extent that such shares are entitled to receive dividends for such quarterly dividend period.

         The expression "dividends accrued," as used in this paragraph (2) and in any resolutions providing for the issuance of series of the Preference Stock, shall mean the sum of amounts in respect of shares of the particular class or series then outstanding which, as to each share, shall be an amount computed at the dividend rate per annum fixed for the particular share from the date from which dividends on such share became cumulative to the date with reference to which the expression is used, irrespective of whether such amount or any part thereof shall have been declared as dividends or there shall have existed any funds legally available for the declaration and payment thereof, less the aggregate of all dividends paid on such share.

         No dividend shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock, nor shall any Common Stock be purchased or otherwise acquired for any consideration by the Corporation or any subsidiary, while any of the Preference Stock is outstanding, unless, in each case:

         (a) full dividends accrued on all outstanding shares of the Preference Stock for all past dividend periods shall have been paid or declared and set apart for payment; and

         (b) the Corporation shall have made, or set aside for payment, all payments, if any, then or theretofore due under the requirements of any sinking fund for the purchase or redemption of shares of any series of the Preference Stock.

         (3) Except as otherwise provided by law, the holders of the Preference Stock shall not have any right to vote for the election of directors or for any other purpose except as set forth below:

         (i)      In the event that at any time, or from time to time:

                  (a) six (6) or more quarterly dividends, whether consecutive or not, on any series of the Preference Stock shall be in arrears and unpaid, whether or not earned or declared; or

                  (b) the Corporation shall not have made, or set aside for payment, all payments, if any, then or theretofore due under the requirements of any sinking fund for the purchase or redemption of shares of any series of the Preference Stock;





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the holders of the Preference Stock of all series then outstanding, voting as a class without regard to series, shall have, subject to the rights of the holders of the Preferred Stocks, the exclusive right to elect two directors at the next annual meeting of stockholders. In any such event, subject to the voting rights of the Preferred Stocks, the holders of the Common Stock, to the exclusion of the holders of the Preference Stock entitled to elect two members of the Board pursuant to this paragraph (3), shall be entitled to elect the balance of the Board of Directors.

         The voting rights of the holders of the Preference Stock to elect two directors shall continue until:

                  (x) all dividends on the Preference Stock in arrears shall have been paid in full and dividends on the Preference Stock for the current dividend period shall have been paid or declared and set aside for payment; and

                  (y) all payments, if any, then or theretofore due under the requirements of any sinking fund for the purchase or redemption of shares of any series of the Preference Stock shall have been made or set aside for payment;

in which event the voting rights of the holders of the Preference Stock to elect two directors shall terminate, subject to revival as aforesaid, upon the occurrence of any of the events specified in (a) or (b) of this clause (i) of this paragraph (3), and in the event of the termination of such voting right, the directors who have been elected by the holders of the Preference Stock shall continue in office until the next annual meeting of stockholders.

         (ii) The affirmative approval of the holders of at least two-thirds (2/3) of the Preference Stock at the time outstanding, voting as a class without regard to series, shall be required for any amendment of the Articles of Incorporation altering materially any existing provision of the Preference Stock or for the creation, or an increase in the authorized amount, of any class of stock ranking, as to dividends or assets, prior to the Preference Stock, and the affirmative approval of the holders of at least a majority of the Preference Stock at the time outstanding, voting as a class without regard to series, shall be required for an increase in the authorized amount of the Preference Stock or for the creation, or an increase in the authorized amount, of any class of stock ranking, as to dividends or assets, on a parity with the Preference Stock; provided, however, that if any amendment of the Articles of Incorporation shall affect adversely the rights or preferences of one or more, but not all, of the series of Preference Stock at the time outstanding or shall unequally adversely affect the rights or preferences of different series of Preference Stock at the time outstanding, the affirmative approval of the holders of at least two-thirds (2/3) of such shares of each such series so adversely or unequally adversely affected shall be required in lieu of or (if such affirmative approval is required by law) in addition to the affirmative approval of the holders of at least two-thirds (2/3) of the outstanding shares of Preference Stock as a class.

         At any meeting at which the holders of the Preference Stock shall have the right to vote as a class, the presence in person or by proxy of the holders of a majority of the outstanding shares of Preference Stock shall be required to constitute a quorum of such class. Each holder of Preference Stock entitled to vote at any particular time shall have one vote for each share of stock held of record by him.

         (4) The Preference Stock shall rank junior to the Preferred Stocks with respect to the distribution of assets of the Corporation. After the payment to the holders of the Preferred Stocks of all amounts payable to them in the event of any liquidation or dissolution or distribution of the assets (whether voluntary or involuntary) of the Corporation, in the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, the holders of each series of the Preference Stock at the time outstanding shall be entitled to be paid in cash the distributive amount fixed for the particular series, which shall include dividends accrued thereon to the date fixed for payment of such distributive amounts, and no more, before any such distribution or payment shall be made to the holders of Common Stock. Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed a liquidation, dissolution or winding up of the Corporation.

         In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, no payment shall be made to the holders of any series of the Preference Stock unless there shall likewise be paid at the same time to the holders of all shares at the time outstanding of each series of the Preference Stock like proportionate distributive payments, ratably, in proportion to the full distributive payments to which they are respectively entitled.

         (5) The Corporation, at the option of the Board of Directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of Preference Stock outstanding upon notice duly given as hereinafter specified, by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to dividends accrued thereon to the date fixed for redemption; provided, however, that a notice specifying the shares to be redeemed and the time and place of redemption shall be mailed, addressed to the holders of record of the Preference Stock to be redeemed at their respective addresses as the same shall appear upon the books of the Corporation, not less than thirty (30) days prior to the date fixed for redemption. If less than the whole amount of any outstanding series of Preference Stock is to be redeemed, the shares of such series to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in providing moneys at the time and place of redemption for the payment of the redemption price) all dividends upon the Preference Stock so called for redemption shall cease to accrue, and all rights of the holders of said Preference Stock as stockholders in the Corporation, except the right to receive the redemption price upon surrender of the certificate representing the Preference Stock so called for redemption, duly endorsed for transfer, if required, shall cease and determine. With respect to any shares of Preference Stock so called for redemption, if, before the redemption date, the Corporation shall deposit with a bank or trust company in the Borough of Manhattan, City of New York, having a capital and surplus of at least $5,000,000, funds necessary for such redemption, in trust, to be applied to the redemption of the shares of Preference Stock so called for redemption, then from and after the date of such deposit, all rights of the holders of such shares of Preference Stock, so called for redemption, shall cease and determine, except the right to receive, on and after the redemption date, the redemption price upon surrender of the certificates representing such shares of Preference Stock, so called for redemption, duly endorsed for transfer, if required. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six (6) years from such redemption date shall be released or repaid to the Corporation, after which the holders of such shares of Preference Stock so called for redemption shall look only to the Corporation for payment of the redemption price.

         If at any time the Corporation shall have failed to declare and pay or set apart for payment dividends in full upon the Preference Stock of all series for all past dividend periods, or shall not have made, or set aside for payment, all payments, if any, then or theretofore due under the requirements of any sinking fund for the purchase or redemption of shares of any series of the Preference Stock, thereafter and until all such dividends shall have been paid in full or declared and set apart for payment and all sinking fund payments shall have been made, or set aside for payment, the Corporation shall not redeem or purchase, or permit any subsidiary to purchase, for any purpose, any shares of Preference Stock of any series, unless all shares of Preference Stock of all series then outstanding shall be redeemed or purchased.

(C)      COMMON STOCK

         (1) The Corporation may, from time to time, issue and sell any of its authorized and unissued shares of Common Stock for such consideration, upon such terms and in such manner as may from time to time be fixed and determined by the Board of Directors, and any and all such shares so issued, the full consideration for which shall have been paid, shall be conclusively deemed to be fully paid and nonassessable.

         (2) Whenever the full dividends on the Preferred Stocks and on the Preference Stock at the time outstanding for all past dividend periods and for the then current dividend period shall have been paid, or declared and a sum sufficient for the payment thereof set apart, then, and then only, such dividends (payable in cash, stock, or otherwise) as may be determined by the Board of Directors, may be declared and paid on the Common Stock, from time to time, out of the remaining retained earnings or net profits of the Corporation, and the Preferred Stocks or Preference Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

         (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment in full has been made to the holders of the Preferred Stocks and to the holders of the Preference Stock of the amounts to which they are respectively entitled or sufficient sums have been set apart for the payment thereof, the holders of the Common Stock shall be entitled to receive ratably any and all assets remaining to be paid or distributed, and neither the holders of the Preferred Stocks nor the holders of the Preference Stock shall be entitled to share therein.

         (4) Holders of the Common Stock shall be entitled to one (1) vote for each share of such stock held at any and all meetings of the stockholders of the Corporation, and, except as otherwise stated in this Article IV or as otherwise provided by law, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

                                    ARTICLE V

         No holder of any shares of any class of stock of the Corporation now or hereafter authorized shall have any right as such holder to purchase, subscribe for or otherwise acquire any shares of capital stock of the Corporation of any class now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares.

                                   ARTICLE VI

         A director of the Corporation shall not be personally liable for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the North Carolina General Statutes as the same exist or may hereafter be amended. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE VII

         The address of the registered office of the Corporation in North Carolina is 422 South Church Street, Charlotte, Mecklenburg County, North Carolina; and the name of the registered agent at such address is W. Edward Poe, Jr.

                                  ARTICLE VIII

         (a) Number. Except as may be otherwise fixed by or pursuant to the provisions of these Articles of Incorporation, as amended from time to time, relating to the rights of the holders of any class of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the number of directors constituting the Board of Directors shall not be less than twelve nor more than twenty-four, as may be fixed from time to time by the Board of Directors.

         (b) Classification. The directors, other than those who may be elected by the holders of any class of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Company, one class (Class I) to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1992, another class (Class II) to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1993, and another class (Class III) to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1994, with each class to hold office until its successor is elected and qualified. At each annual meeting of the shareholders of the Company, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

         (c) Removal. Subject to the rights of any class of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office only with cause. For this purpose "cause" for removal of a director means fraudulent or dishonest acts, or gross abuse of authority in the discharge of duties to the Company, and must be established after written notice of specific charges and an opportunity to meet and refute such charges.

         (d) Newly created directorships; vacancies. Except as may be otherwise provided for or fixed by or pursuant to the provisions of these Articles of Incorporation, as amended from time to time, relating to the rights of the holders of any class of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the expiration of the full term of the class for which such director is elected and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         (e) Amendment of Articles. The Company reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions of this Article VIII may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all classes of the Company entitled to vote generally in the election of directors, voting together as a single class.

         IN WITNESS WHEREOF, the Corporation has caused these Restated Articles of Incorporation to be executed by its Chairman of the Board, this 18th day of June, 1997.

                                                   DUKE ENERGY CORPORATION


                                                   By:
                                                       Richard B. Priory
                                                       Chairman of the Board

                                    EXHIBIT A

                   DESCRIPTION OF OUTSTANDING PREFERRED STOCKS


I.       PREFERRED STOCK ($100 PAR VALUE)

1.       4.50% CUMULATIVE PREFERRED STOCK, SERIES C

         (A) The 4.50% Cumulative Preferred Stock, Series C, consists of 350,000 shares of the par value of $100 each.

         (B) The variations in the rights and preferences of the 4.50% Cumulative Preferred Stock, Series C, which are permitted under the provisions of Article IV(a) of the Articles of Incorporation of this Company, are as follows:

                  (1) The annual dividend rate for the 4.50% Cumulative Preferred Stock, Series C, shall be 4.50% per annum cumulative from the date of issuance and dividends at that rate, as and when declared by the Board of Directors, shall be payable quarterly on the 16th days of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day), commencing September 16, 1964;

                  (2) The redemption price for the 4.50% Cumulative Preferred Stock, Series C, shall be (i) $105.00 per share if redeemed prior to September 16, 1969, (ii) $103.50 per share if redeemed thereafter and prior to September 16, 1974, (iii) $102.25 per share if redeemed thereafter and prior to September 16, 1979, and (iv) $101.00 per share if redeemed thereafter, plus, in each case, dividends accrued to the redemption date; provided, however, that this Company will not, prior to September 16, 1969, redeem any shares of the 4.50% Cumulative Preferred Stock, Series C, if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of issue of any stock ranking prior to or on a parity with the 4.50% Cumulative Preferred Stock, Series C, if such borrowed funds have an interest rate or cost to this Company (calculated in accordance with generally accepted financial practice), or such shares have a dividend rate or cost to this Company (so calculated) less than the dividend rate per annum of the 4.50% Cumulative Preferred Stock, Series C;

                  (3) There shall not be any sinking fund provided for the purpose of redemption of the 4.50% Cumulative Preferred Stock, Series C; and

                  (4) The 4.50% Cumulative Preferred Stock, Series C, shall not be convertible by the holders thereof into stock of any other class or classes or into one or more series of the same class or of another class or classes.

2.       5.72% CUMULATIVE PREFERRED STOCK, SERIES D

         (A) The 5.72% Cumulative Preferred Stock, Series D, consists of 350,000 shares of the par value of $100 each.

         (B) The variations in the rights and preferences of the 5.72% Cumulative Preferred Stock, Series D, which are permitted under the provisions of Article IV(a) of the Articles of Incorporation of this Company, are as follows:

                  (1) The annual dividend rate for the 5.72% Cumulative Preferred Stock, Series D, shall be 5.72% per annum cumulative from the date of issuance and dividends at that rate, as and when declared by the Board of Directors, shall be payable quarterly on the 16th days of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day);

                  (2) The redemption price for the 5.72% Cumulative Preferred Stock, Series D, shall be (i) $108 per share if redeemed prior to September 16, 1976, (ii) $103 per share if redeemed thereafter and prior to September 16, 1981, and (iii) $101 per share if redeemed thereafter, plus, in each case, dividends accrued to the redemption date; provided, however, that this Company cannot, prior to September 16, 1973, redeem any shares of the 5.72% Cumulative Preferred Stock, Series D, if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of an issue of any stock ranking prior to or on a parity with the 5.72% Cumulative Preferred Stock, Series D, if such borrowed funds have an interest rate or cost to this Company (calculated in accordance with generally accepted financial practice), or such stock has a dividend rate or cost to this Company (so calculated) less than the dividend rate per annum of the 5.72% Cumulative Preferred Stock, Series D;

                  (3) There shall not be any sinking fund provided for the purpose of redemption of the 5.72% Cumulative Preferred Stock, Series D; and

                  (4) The 5.72% Cumulative Preferred Stock, Series D, shall not be convertible by the holders thereof into stock of any other class or classes or into one or more series of the same class or of another class or classes.

3.       6.72% CUMULATIVE PREFERRED STOCK, SERIES E

         (A) The 6.72% Cumulative Preferred Stock, Series E, consists of 350,000 shares of the par value of $100 each.

         (B) The variations in the rights and preferences of the 6.72% Cumulative Preferred Stock, Series E, which are permitted under the provisions of Article IV(a) of the Articles of Incorporation of this Company, are as follows:

                  (1) The annual dividend rate for the 6.72% Cumulative Preferred Stock, Series E, shall be 6.72% per annum cumulative from the date of issuance and dividends at that rate, as and when declared by the Board of Directors, shall be payable quarterly on the 16th days of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day);

                  (2) The redemption price for the 6.72% Cumulative Preferred Stock, Series E, shall be (i) $110 per share if redeemed prior to June 16, 1978, (ii) $107 per share if redeemed thereafter and prior to June 16, 1983, (iii) $105 per share if redeemed thereafter and prior to June 16, 1988, and (iv) $102 per share if redeemed thereafter, plus, in each case, dividends accrued to the redemption date; provided, however, that this Company cannot, prior to June 16, 1975, redeem any shares of the 6.72% Cumulative Preferred Stock, Series E, if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of an issue of any stock ranking prior to or on a parity with the 6.72% Cumulative Preferred Stock, Series E, if such borrowed funds have an interest rate or cost to this Company (calculated in accordance with generally accepted financial practice), or such stock has a dividend rate or cost to this Company (so calculated) less than the dividend rate per annum of the 6.72% Cumulative Preferred Stock, Series E;

                  (3) There shall not be any sinking fund provided for the purpose of redemption of the 6.72% Cumulative Preferred Stock, Series E; and

                  (4) The 6.72% Cumulative Preferred Stock, Series E, shall not be convertible by the holders thereof into stock of any other class or classes or into one or more series of the same class or of another class or classes.

4.       PREFERRED STOCK, AUCTION SERIES A

                  (1) The Preferred Stock, Auction Series A, consists of 750,000 shares of the par value of $100 each (New Preferred Stock) which shall be purchased, sold, transferred and redeemed only in units of 1,000 shares per unit, except during a Non-Payment Period.

                  (2) The variations in the rights and preferences of the New Preferred Stock which are permitted under the provisions of Article IV(a) of the Articles of Incorporation of this Company are as follows:

                                    SECTION I

                          New Preferred Stock and Units

Dividend Rate

         The holders of New Preferred Stock will be entitled to receive dividends at the rate per annum determined as set forth below under "Determination of Dividend Rate."

Dividend Periods

         The Initial Dividend Period will commence on October 23, 1990 and will end on December 15, 1990. Notwithstanding any other provision herein, each succeeding Dividend Period will be a Quarterly Period unless the Articles of Incorporation are amended to permit the payment of dividends on Preferred Stock on a day other than a Quarterly Dividend Payment Date. Following any such amendment, the Company, as of the end of any Dividend Period, may designate a Short-Term Period or a Quarterly Period, as provided herein.

         Any Short-Term Period immediately following a Quarterly Period will end on a Designated Day, which will be no earlier than the 46th day and no later than the 98th day after the last day of the preceding Quarterly Period (in any case, subject to adjustment for non-Business Days and for a change in the Minimum Holding Period). Each subsequent Short-Term Period that immediately follows a Short-Term Period will commence on the day after the last day of such preceding Short-Term Period and will end (i) on the Designated Day in the seventh week thereafter, in the case of a 49-day Short-Term Period, or (ii) on the Designated Day in the thirteenth week thereafter, in the case of a 13-week Short-Term Period (in each case, subject to adjustment for non-Business Days and for a change in the Minimum Holding Period).

         If the Company designates that a Short-Term Period will be followed by a Quarterly Period, such Short-Term Period will be followed by a Transition Period and such Transition Period will be followed by a Quarterly Period.

         In the absence of a designation by the Company to the contrary, each 49-day Short-Term Period will be followed by a 49-day Short-Term Period, each 13-week Short-Term Period will be followed by a 13-week Short-Term Period and each Quarterly Period will be followed by a Quarterly Period.

         Following an amendment of the Articles of Incorporation to permit other than quarterly dividend payments, and without regard to the designation by the Company of the duration of the next Dividend Period, (i) if Sufficient Clearing Bids are not submitted in an Auction, then the Dividend Period following the date of such Auction will be a 49-day Short-Term Period and (ii) during a Non-Payment Period each Dividend Period will be a 49-day Short-Term Period (in each case, subject to adjustment for non-Business Days and for a change in the Minimum Holding Period) and the Applicable Rate will be 200% of the Applicable AA Composite Commercial

Paper Rate calculated as of the second Business Day immediately preceding such Dividend Period.

         In the event of a change in law altering the Minimum Holding Period, the length of each Short-Term Period commencing after the effective date of such change in law shall be adjusted by the Company so that the number of days in each such Short-Term Period shall exceed the number of days in the then current Minimum Holding Period; provided that (i) each Short-Term Period that originally was a 49-day Short-Term Period shall not exceed by more than nine days the length of the then current Minimum Holding Period, (ii) the number of days in any Short-Term Period shall be evenly divisible by seven and (iii) the maximum number of days in any Short-Term Period shall not exceed 98 days. Upon any such change in the number of days in any Short-Term Period, the Company will give notice of such change to the Auction Agent, the record holders of the New Preferred Stock and each Existing Holder.

         If the Company exercises its right to designate a Short-Term Period following a Quarterly Period or a Quarterly Period and related Transition Period following a Short-Term Period or, during any Short-Term Period, to change the duration of the next Short-Term Period, it will given written notice of such designation or change to the Auction Agent and to the record holders of the New Preferred Stock prior to 1:00 P.M., New York City time, on the fifth Business Day prior to the next Auction Date.

Dividend Payment Dates

         Dividends on shares of New Preferred Stock will accrue from the Date of Original Issue and for the Initial Dividend Period will be payable, if, as and when declared, out of funds legally available therefor, on the Initial Dividend Payment Date. Dividends for a Quarterly Period will be payable in arrears, if, as and when declared, out of funds legally available therefor, on the Quarterly Dividend Payment Date. Dividends for a Transition Period will be payable in arrears, if, as and when declared, out of funds legally available therefor, on the Transition Dividend Payment Date. Dividends for a Short-Term Period will be payable in arrears, if, as and when declared, out of funds legally available therefor, on the Short-Term Dividend Payment Date.

         Dividends will be payable to holders of record as the same appear on the stock books of the Company or of the registrar of the New Preferred Stock, as the case may be, on the Business Day immediately preceding the Dividend Payment Date for such dividends; provided that during a Non-Payment Period such dividends shall be paid to such holders as their names appear on the stock books on such date as may be fixed by the Board of Directors (but not to exceed 15 days preceding such payment date).

Determination of Dividend Rate

         The dividend rate for the New Preferred Stock for the Initial Dividend Period will be 6.35% per annum. Dividend rates on the shares of New Preferred Stock for each Dividend Period after the Initial Dividend Period will be equal to the rate per annum that results from the Auction with respect to such Dividend Period, except as provided in the next paragraph. The total dividends per Unit payable for the Initial Dividend Period shall be computed by multiplying by a fraction (the numerator of which shall be the number of days in the Initial Dividend Period (54 days) and the denominator of which shall be 360) the product of 6.35% and $100,000. The total dividends per Unit payable for any Quarterly Period shall be computed by dividing by four the product of the Applicable Rate for such Dividend Period and $100,000. The total dividends per Unit payable for a Short-Term Period shall be computed by multiplying by a fraction (the numerator of which shall be the number of days in such Short-Term Period and the denominator of which shall be 360) the product of the Applicable Rate for such Short-Term Period and $100,000. The total dividends per Unit payable for a Transition Period shall be computed by multiplying by a fraction (the numerator of which shall be the number of days in such Transition Period and the denominator of which shall be 360) the product of the Applicable Rate for such Transition Period and $100,000.

         If the Company fails to deposit with the Auction Agent funds which are immediately available at 12:00 noon, New York City time, (i) on any Dividend Payment Date in an amount sufficient to pay the dividends (whether or not declared) payable on such Dividend Payment Date or (ii) on any redemption date for shares of New Preferred Stock in an amount sufficient to redeem on such redemption date the shares of New Preferred Stock as to which notice of redemption has been given (including an amount equal to dividends thereon, whether or not declared, accrued but unpaid to such redemption date), then, in either case, beginning with the Dividend Payment Date on which such failure occurs and continuing until the Dividend Payment Date that is or immediately follows the date the Company remedies such failure (a "Non-Payment Period") as provided in the third sentence of this paragraph, the Applicable Rate for the New Preferred Stock shall be equal to 200% of the Applicable AA Composite Commercial Paper Rate in effect on the second Business Day preceding the first day of such Non-Payment Period or, in the case of each subsequent Dividend Period during such Non-Payment Period, the second Business Day preceding the first day of such subsequent Dividend Period. Notwithstanding the foregoing, if the Company remedies such failure by depositing, in same-day funds, with the Auction Agent by 12:00 noon, New York City time, on the first, second or third Business Day following such Dividend Payment Date or redemption date, as the case may be, an amount equal to (x) the unpaid dividends or unpaid redemption payments plus (y) a late charge computed at an annual rate of 200% of the Applicable AA Composite Commercial Paper Rate in effect on the second Business Day preceding the date of such failure applied to the amount of such unpaid dividends or unpaid redemption payments based on the number of days elapsed from the applicable Dividend Payment Date or redemption date to the date on which funds for such dividends or redemption payments are deposited with the Auction Agent divided by 360, then the Applicable Rate for the then-current Dividend Period will be that established on the immediately preceding Auction Date. If, subsequent to the three-Business Day grace period referred to in the preceding sentence, the Company remedies such failure to pay dividends or the redemption payments by depositing with the Auction Agent all amounts required by the first sentence of this paragraph plus all dividends (computed at the rate specified in the first sentence of this paragraph) accrued (whether or not declared) but unpaid to the Dividend Payment Date that is or immediately precedes the date of such remedy, then the Applicable Rate in respect of each Dividend Period commencing after such remedy will be determined in accordance with the Auction Procedures until such time as there is another failure to pay either dividends or the redemption payments with respect to shares of New Preferred Stock. In the event of any such remedy described in the preceding sentence, the Company will, not more than 30 nor less than five Business Days prior to the next Auction Date, notify the Auction Agent, all Existing Holders and the record holders of the New Preferred Stock in writing of the date of the next Auction.

Redemption Provisions

         At the option of the Company, shares of New Preferred Stock may be redeemed out of funds legally available therefor, in whole or from time to time in part, on any Dividend Payment Date at a redemption price of $100 per share ($100,000 per Unit) plus an amount equal to the accrued and unpaid dividends on such share to the date fixed for redemption. Unless all the outstanding shares of New Preferred Stock are not held of record by the Securities Depository or its nominee, such shares shall be redeemable only in whole Units.

         If shares of New Preferred Stock are to be redeemed, the notice of redemption shall be given by publication at least once in each of two calendar weeks in each of two daily newspapers, one published and of general circulation in Charlotte, North Carolina, and the other in the Borough of Manhattan, New York City, the first publication to be at least 30 days and not more than 60 days prior to the date fixed for such redemption. Notice shall also be mailed to the holders of record of New Preferred Stock to be redeemed, at the respective addresses as the same shall appear on the books of the Auction Agent, not less than 30 nor more than 60 days prior to the date fixed for redemption, with postage thereon prepaid, but failure to mail such notice or any default therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares so to be redeemed. Each notice of redemption will include a statement setting forth: (i) the number of shares of New Preferred Stock (if applicable, denominated in Units) to be redeemed, (ii) the date fixed for redemption and (iii) the redemption price.

         In the event that less than all the outstanding shares are to be redeemed, the number of shares of New Preferred Stock to be redeemed shall be selected on a per Unit basis. So long as shares of New Preferred Stock are held of record by the Securities Depository or its nominee, the Company will give notice to the Securities Depository of any such partial redemption, and the Securities Depository shall determine the number of Units to be redeemed from the account of the Agent Member of each Existing Holder.

         The redemption price for the shares of New Preferred Stock called for redemption shall be paid to each record holder thereof on the date fixed for redemption against presentation of the stock certificates therefor.

Sinking Fund

         There shall not be any sinking fund provided for the purpose of redemption of the New Preferred Stock.

Conversion

         The New Preferred Stock shall not be convertible by the holders thereof into stock of any other class or classes or into one or more series of the same class or of another class or classes.

                                   SECTION II

                                   Definitions

         (a) "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of, or under common control with, the Company.

         (b) "Agent Member" shall mean a member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

         (c) "Applicable AA Composite Commercial Paper Rate", on any date, shall mean (i) with respect to a 49-day Short-Term Period, (A) the Interest Equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P, or the equivalent of such rating by S&P or another rating agency, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (B) if the Federal Reserve Bank of New York does not make available such rate, then the arithmetic average of the Interest Equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, and as quoted, on a discount basis or otherwise, to the Auction Agent for the close of business on the Business Day immediately preceding such date by the Commercial Paper Dealers, (ii) with respect to a Quarterly Period or a 13-week Short-Term Period, the Interest Equivalent of the 90-day rate on such commercial paper as so determined or (iii) with respect to a Transition Period, the Interest Equivalent of the appropriate rate on such commercial paper as so determined, provided that such appropriate rate shall be calculated based on: if the number of days in such Transition Period is less than 70, the 60-day rate; if the number of days in such Transition Period is 70 or more days but fewer than 85 days, the arithmetic average of the 60-day rate and the 90-day rate; if the number of days in such Transition Period is 85 or more days but fewer than 120 days, the 90-day rate; and if the number of days in such Transition Period is greater than 120, the arithmetic average of the 90-day rate and the 180-day rate. If either of the Commercial Paper Dealers does not quote a rate which is required to determine the Applicable AA Composite Commercial Paper Rate, the Applicable AA Composite Commercial Paper Rate shall be determined on the basis of quotations furnished by the remaining Commercial Paper Dealer and the Substitute Commercial Paper Dealer selected by the Company to provide such rate or, if the Company does not select any such Substitute Commercial Paper Dealer, solely by the remaining Commercial Paper Dealer. If the Company adjusts the number of days in any Short-Term Period as a result of a change in the Minimum Holding Period, then (x) if any such Short-Term Period shall have 70 or more days but fewer than 85 days, the rate will be the arithmetic average of the Interest Equivalent of the 60-day and 90-day rates on such commercial paper and
(y) if any such Short-Term Period shall have 85 or more days but fewer than 99 days, the rate will be the Interest Equivalent of the 90-day rate on such commercial paper.

         (d) "Applicable Rate" shall mean the rate per annum at which dividends are payable on shares of New Preferred Stock for any Dividend Period, other than the Initial Dividend Period, including such rate used during a Non-Payment Period.

         (e) "Auction" shall mean each periodic implementation of the Auction Procedures.

         (f) "Auction Agent" shall mean Bankers Trust Company, or any successor bank or trust company or other entity entering into an Auction Agent Agreement with the Company.

         (g) "Auction Agent Agreement" shall mean the agreement between the Company and the Auction Agent which provides, among other things, that the Auction Agent will follow the Auction Procedures for the purposes of determining the Applicable Rate for New Preferred Stock.

         (h) "Auction Date" shall mean, with respect to each Dividend Period, the Business Day immediately preceding the commencement of such Dividend Period.

         (i) "Auction Procedures" shall mean the procedures for holding an Auction described in Section III.

         (j) "Available Units" shall have the meaning specified in Paragraph 4(a)(i) of Section III.

         (k) "Bid" shall mean a communication to a Broker-Dealer containing the information set forth in Paragraph 2(a)(i)(B) or Paragraph 2(a)(ii) of Section III, and "Bids" shall mean, collectively, every Bid.

         (l) "Bidder" shall mean an Existing Holder or a Potential Holder placing an Order in an Auction.

         (m) "Bidders" shall mean all Existing Holders and all Potential Holders placing Orders in an Auction.

         (n) "Broker-Dealer" shall mean, on any date, any broker-dealer or other entity permitted by law to perform the functions required of a Broker-Dealer herein which is a member of, or a participant in, the Securities Depository, which has been selected by the Company and which has entered into a Broker-Dealer Agreement with the Auction Agent that is still effective on such date.

         (o) "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures with respect to Auctions specified in Section III.

         (p) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is not a day on which banks in New York City are authorized by law to close.

         (q)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (r) "Commercial Paper Dealers" shall mean Merrill Lynch Money Markets Inc. and Morgan Stanley & Co. Incorporated or, in lieu thereof, their respective affiliates or successors that are engaged in the business of buying or selling commercial paper.

         (s)      "Date of Original Issue" shall mean October 23, 1990.

         (t) "Designated Day" shall mean, with respect to any continuous series of Short-Term Periods, the day of the week designated by the Company to be the last day of each such Short-Term Period.

         (u) "Dividend Payment Date" shall mean the Initial Dividend Payment Date, a Quarterly Dividend Payment Date, a Short-Term Dividend Payment Date or a Transition Dividend Payment Date.

         (v) "Dividend Period" shall mean either the Initial Dividend Period, a Quarterly Period, a Short-Term Period or a Transition Period.

         (w) "Dividends-Received Deduction" shall mean the dividends-received deduction of section 243 of the Code, which entitles certain taxpayers, under certain circumstances, to claim a deduction in an amount equal to 70% of the dividends received on shares of New Preferred Stock.

         (x) "Existing Holder" shall mean a Person who has executed a Master Purchaser's Letter and who is listed as the beneficial owner of shares of New Preferred Stock in the records of the Auction Agent.

         (y) "Hold Order" and "Hold Orders" shall have the respective meanings specified in Paragraph 2(a)(i)(A) of Section III.

         (z)      "Initial Dividend Payment Date" shall mean December 17, 1990.

         (aa) "Initial Dividend Period" shall mean the period of time commencing on the Date of Original Issue and ending on December 15, 1990.

         (ab) "Interest Equivalent" shall mean the equivalent yield on a 360-day basis of a discount basis security to an interest-bearing security.

         (ac) "Master Purchaser's Letter" shall mean a letter addressed to the Company, a remarketing agent, the Auction Agent, a Broker-Dealer, an Agent Member and other Persons, in which the executing Person agrees, among other things, to offer to purchase, to purchase, to offer to sell and to sell shares of New Preferred Stock as set forth herein.

         (ad) "Maximum Rate" shall mean, at any Auction, the rate obtained by multiplying the Applicable AA Composite Commercial Paper Rate on the date of such Auction by the applicable percentage set forth below based on the lower of the credit rating or ratings assigned to the New Preferred Stock by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, the applicable percentage will be based on such rating).

                                                         Applicable
                  Credit Rating                          Percentage
     S&P                       Moody's
AA- or Above               "aa3" or Above                   110%
A- to A+                   "a3" to "a1"                     125%
BBB- to BBB+               "baa3" to "baa1"                 150%
Below BBB-                 Below "baa3"                     200%


         The Company will take all reasonable action necessary to enable S&P and Moody's to provide a rating for the New Preferred Stock. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, or their respective affiliates and successors, after consultation with the Company, will select a nationally recognized securities rating agency (a "Substitute Rating Agency") or two nationally recognized securities rating agencies ("Substitute Rating Agencies") to act as a substitute rating agency or substitute rating agencies, as the case may be.

         (ae) "Minimum Holding Period" shall mean, on any date, the number of days in the minimum holding period required on such date for certain taxpayers to be entitled to the Dividends-Received Deduction (such period is currently 46 days under section 246(c) of the Code).

         (af) "Minimum Rate" shall mean, on any Auction Date, the rate equal to 59% of the Applicable AA Composite Commercial Paper Rate in effect on such Auction Date.

         (ag) "Moody's shall mean Moody's Investors Service, Inc. or its successor.

         (ah) "Non-Payment Period" has the meaning specified in the second paragraph under "Determination of Dividend Rate" in Section I.

         (ai)     "Order" shall mean a Bid, a Hold Order or a Sell Order.

         (aj) "Orders" shall mean, collectively, the Bids, the Hold Orders and the Sell Orders.

         (ak) "Outstanding Units" shall mean Units comprised of shares of New Preferred Stock previously issued by the Company except, without duplication,
(i) any shares previously canceled or delivered to the Auction Agent for cancellation or redeemed or deemed to have been redeemed by the Company, (ii) any shares as to which the Company or any Affiliate shall be an Existing

Holder, and (iii) any shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Company.

         (al) "Person" shall mean an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

         (am) "Potential Holder" shall mean any Person, including any Existing Holder, (i) who shall have executed a Master Purchaser's Letter and (ii) who may be a prospective purchaser of one or more Units (or, in the case of an Existing Holder, additional Units).

         (an) "Quarterly Dividend Payment Date" shall mean for each Quarterly Period the sixteenth day on March, June, September or December which is the day after the last day of such Quarterly Period, unless such day is not a Business Day, in which case the Quarterly Dividend Payment Date shall be the Business Day following such day.

         (ao) "Quarterly Period" shall mean a period of three months which commences on the day after the last day of the immediately preceding Dividend Period and ends on the fifteenth day of the March, June, September or December next succeeding.

         (ap) "Remaining Units" shall have the meaning specified in Paragraph 5(a)(iv) of Section III.

         (aq) "S&P" shall mean Standard & Poor's Corporation or its successor.

         (ar) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Company which agrees to follow the procedures required to be followed by such securities depository in connection with shares of New Preferred Stock.

         (as) "Sell Order" and "Sell Orders" shall have the respective meanings specified in Paragraph 2(a)(i)(C) of Section III.

         (at) "Short-Term Dividend Payment Date" shall mean for each Short-Term Period the day after the last day of such Short-Term Period; provided that with respect to any such day (i) if such day and the last day of such Short-Term Period are Business Days but the day after such day is not a Business Day, then the Short-Term Dividend Payment Date will be the last day of such Short-Term Period and (ii) if (A) such day is not a Business Day or (B) such day is a Business Day but both the day after and the day before such day are not Business Days, then the Short-Term Dividend Payment Date shall be the first Business Day before such day that is immediately followed by a Business Day; provided further that if any Short-Term Dividend Payment Date so set would occur in a number of days after the immediately preceding Dividend Payment Date that would be less than the number of days in the then current Minimum Holding Period required for taxpayers to be entitled to the Dividends-Received Deduction, the Short-Term Dividend Payment Date shall be the next Business Day that (x) is at least the number of days after the immediately preceding Dividend Payment Date which equals the then current Minimum Holding Period and (y) is immediately followed by a Business Day; and provided further that where the application of the foregoing principles would result in two consecutive Auction Dates with respect to 13-week Short-Term Periods occurring within 85 consecutive days, such Short-Term Dividend Payment Date shall be changed so that the immediately preceding Auction Date will occur on the first Business Day after such 85th day.

         (au) "Short-Term Period" shall mean a period of either 49 days or 13 weeks (in either case, subject to adjustment for non-Business Days and for a change in the Minimum Holding Period).

         (av) "Submission Deadline" shall mean 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

         (aw) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in Paragraph 4(a) of Section III.

         (ax) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in Paragraph 4(a) of Section III.

         (ay) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in Paragraph 4(a) of Section III.

         (az) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in Paragraph 4(a) of Section III.

         (ba) "Substitute Commercial Paper Dealer" shall mean any commercial paper dealer that is a leading dealer in the commercial paper market which the Company may appoint from time to time with the consent of a Broker-Dealer or, in lieu thereof, such commercial paper dealer's affiliates or successors.

         (bb) "Substitute Rating Agencies" has the meaning specified under the definition of "Maximum Rate" above.

         (bc) "Substitute Rating Agency" has the meaning specified under the definition of "Maximum Rate" above.

         (bd) "Sufficient Clearing Bids" shall have the meaning specified in Paragraph 4(a) of Section III.

         (be) "Transition Dividend Payment" shall mean for each Transition Period the sixteenth day of March, June, September or December which is the day after the last day of such Transition Period, unless such day is not a Business Day, in which case the Transition Dividend Payment Date shall be the Business Day following such day.

         (bf) "Transition Period" shall mean the period of time between a Short-Term Period and a Quarterly Period if the Company elects during a Short-Term Period to change the Dividend Period to a Quarterly Period. Each Transition Period (i) shall not be less than the number of days in the then current Minimum Holding Period, (ii) shall not be greater than the number of days in two Quarterly Periods less the number of days in the then current Minimum Holding Period and (iii) shall end on the earliest of the next March 15, June 15, September 15 or December 15.

         (bg)     "Unit" shall mean 1,000 shares of New Preferred Stock.

         (bh) "Winning Bid Rate" shall have the meaning specified in Paragraph 4(a)(iii) of Section III.

                                   SECTION III

                               Auction Procedures

1.       Definitions.

         Any capitalized term used herein shall have the meaning ascribed thereto in Section II.

2.       Orders by Existing Holders and Potential Holders.

         (a)      Prior to the Submission Deadline on each Auction Date:

                  (i) each Existing Holder may submit by telephone to a Broker-Dealer information as to:

                           (A) the number of Outstanding Units, if any, held by
                  such Existing Holder that such Existing Holder desires to continue to hold for the next Dividend Period without regard to the rate determined by the Auction Procedures (a "Hold Order," collectively "Hold Orders");

                           (B) the number of Outstanding Units, if any, that
                  such Existing Holder desires to continue to hold for the next Dividend Period, provided that the rate determined by the Auction Procedures shall not be less than the rate per annum specified by such Existing Holder; and/or

                           (C) the number of Outstanding Units, if any, held by
                  such Existing Holder that such Existing Holder offers to sell without regard to the rate determined by the Auction Procedures for the next Dividend Period (a "Sell Order", collectively "Sell Orders"); and

                  (ii) each Broker-Dealer, using a list of Potential Holders, in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, shall contact Potential Holders, including Persons that are not Existing Holders, on such list to determine the number of Outstanding Units, if any, that each such Potential Holder offers to purchase, provided that the rate determined by the Auction Procedures for the next Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

         (b) On any Auction Date, (i) a Bid submitted by an Existing Holder shall constitute an irrevocable offer to sell:

                           (A) the number of Outstanding Units specified in such
                  Bid if the rate determined by the Auction Procedures on such Auction Date shall be less than the rate specified in such Bid; or

                           (B) such number or a lesser number of Outstanding
                  Units to be determined as set forth in Paragraph 5(a)(iv), if the rate determined by the Auction Procedures on such Auction Date shall be equal to the rate specified in such Bid; or

                           (C) a lesser number of Outstanding Units than was
                  specified in such Bid, to be determined as set forth in Paragraph 5(b)(iii), if the rate specified in such Bid shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

                  (ii) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                           (A) the number of Outstanding Units specified in such Sell Order; or

                           (B) such number or a lesser number of Outstanding
                  Units as set forth in Paragraph 5(b)(iii) if Sufficient Clearing bids do not exist.

                  (iii) a Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                           (A) the number of Outstanding Units specified in such
                  Bid if the rate determined by the Auction Procedures on such Auction Date shall be higher than the rate specified in such Bid; or

                           (B) such number or a lesser number of Outstanding
                  Units as set forth in Paragraph 5(a)(v) if the rate determined by the Auction Procedures on such Auction Date shall be equal to the rate specified in such Bid.

         (c) On each Auction Date, the Auction Agent shall determine the Applicable AA Composite Commercial Paper Rate, the Maximum Rate and the Minimum Rate and shall notify the Company and each Broker-Dealer of each such rate not later than 9:30 A.M. on such Auction Date or such other time on such Auction Date as specified by the Auction Agent with the consent of the Company (which consent shall not be unreasonably withheld).

3.       Submission of Orders by Broker-Dealers to the Auction Agent.

         (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

                  (i)      the name of the Bidder placing such Order;

                  (ii)     the aggregate number of Units subject to such Order;

                  (iii)  to the extent that such Bidder is an Existing Holder:

                           (A) the number of Units, if any, subject to any Hold Order placed by such Existing Holder;

                           (B) the number of Units, if any, subject to any Bid
                  placed by such Existing Holder and the rate specified in such Bid; and

                           (C) the number of Units, if any, subject to any Sell Order placed by such Existing Holder; and

                  (iv) to the extent that such Bidder is a Potential Holder, the number of Units and the rate as specified in such Potential Holder's Bid.

         (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

         (c) If, for any reason, an Order or Orders covering all the Outstanding Units held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding Units held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

         (d) If one or more Orders by an Existing Holder covering in the aggregate more than the number of Outstanding Units held by such Existing Holder are submitted to the Auction Agent by one or more Broker-Dealers on behalf of such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

                  (i) any Hold Orders submitted on behalf of such Existing Holder shall be considered valid up to and including, in the aggregate, the number of Outstanding Units held by such Existing Holder; provided that, if more than one Hold Order is submitted on behalf of such Existing Holder and the number of Units subject to such Hold Orders exceeds the number of Outstanding Units held by such Existing Holder, the number of Units subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover only the number of Outstanding Units held by such Existing Holder;

                           (ii) (A) any Bid submitted on behalf of an Existing
                  Holder shall be considered valid up to and including the excess of the number of Outstanding Units held by such Existing Holder over the number of Units subject to valid Hold Orders of such Existing Holder referred to in Paragraph 3(d)(i);

                           (B) subject to Paragraph 3(d)(ii)(A), if more than
                  one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate number of Outstanding Units subject to such Bids is greater than the excess referred to in

                  Paragraph 3(d)(ii)(A), such Bids shall be considered valid up to the amount of such excess and the number of Units subject to such Bids shall be reduced pro rata so that such Bids shall cover only the number of Units equal to such excess;

                           (C) subject to Paragraph 3(d)(ii)(A), if more than
                  one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in their entirety up to the excess referred to in Paragraph 3(d)(ii)(A) in the ascending order of their respective rates; and

                           (D) in any such event specified in this Paragraph
                  3(d)(ii), the number, if any, of such Units subject to Bids not valid under this Paragraph 3(d)(ii) shall be treated as subject to a Bid by a Potential Holder; and

                  (iii) any Sell Order shall be considered valid up to and including, in the aggregate, the excess of the number of Outstanding Units held by such Existing Holder over the sum of the Units subject to valid Hold Orders of such Existing Holder referred to in Paragraph 3(d)(i) and valid Bids by such Existing Holder referred to in Paragraph 3(d)(ii).

         (e) In any Auction, if more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of Units specified therein.

         (f) Orders by Existing Holders and Potential Holders must specify a whole number of Units. An Order that does not specify a whole number of Units will not be considered a Submitted Order for purposes of the Auction.

4. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

         (a) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer is referred to herein individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                   (i) the excess of the total number of Outstanding Units over the number of Outstanding Units subject to Submitted Hold Orders (the "Available Units");

                  (ii) from the Submitted Orders, whether the number of Outstanding Units subject to Submitted Bids by Existing Holders and Potential Holders specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to the sum of (A) the number of Outstanding Units subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate and (B) the number of Outstanding Units subject to Submitted Sell Orders;

(in the event of such excess or such equality (other than because the number of Units specified in each of Paragraphs 4(a)(i) and 4(a)(ii) is zero because all the Outstanding Units are subject to Submitted Hold Orders), such Submitted Bids in Paragraph 4(a)(ii) are herein referred to collectively as "Sufficient Clearing Bids"); and

                   (iii) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if

                           (A) each Submitted Bid from Existing Holders
                  specifying such Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates were accepted, thus entitling such Existing Holders to continue to hold the Outstanding Units subject to such Submitted Bids; and

                           (B) each Submitted Bid from Potential Holders
                  specifying such Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus requiring the Potential Holders to purchase the Outstanding Units subject to such Submitted Bids;

would result in such Existing Holders described in Paragraph 4(a)(iii)(A) continuing to hold an aggregate number of Outstanding Units that, when added to the number of Outstanding Units to be purchased by such Potential Holders described in Paragraph 4(a)(iii)(B), would at least equal the Available Units.

         (b) In connection with an Auction and promptly after the Auction Agent has made the determinations pursuant to Paragraph 4(a), the Auction Agent shall advise the Company of the Applicable AA Composite Commercial Paper Rate and the Maximum Rate and, based on such determinations, of the Applicable Rate for the next Dividend Period and such other information as follows:

                   (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next Dividend Period shall be equal to the Winning Bid Rate so determined;

                  (ii) if Sufficient Clearing Bids do not exist (other than because all the Outstanding Units are subject to Submitted Hold Orders), that the Applicable Rate for the next Dividend Period shall be equal to the Maximum Rate; or

                  (iii) if all the Outstanding Units are subject to Submitted Hold Orders, that the Applicable Rate for the next Dividend Period shall be equal to 59% of the Applicable AA Composite Commercial Paper Rate in effect on the date of such Auction.

5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Units.

Based on the determinations made pursuant to Paragraph 4(a), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

         (a) If Sufficient Clearing Bids have been made, subject to the provisions of Paragraphs 5(d) and 5(e), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

                  (i) the Submitted Sell Orders of each Existing Holder shall be accepted and the Submitted Bids of each Existing Holder specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the Outstanding Units subject to such Sell Orders or Submitted Bids;

                  (ii) the Submitted Bids of each Existing Holder specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding Units subject to such Submitted Bids;

                  (iii) the Submitted Bids of each Potential Holder specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the number of Outstanding Units subject to such Submitted Bids;

                  (iv) the Submitted Bids of each Existing Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling such Existing Holder to continue to hold the Outstanding Units subject to each such Submitted Bid, unless the number of Outstanding Units subject to all such Submitted Bids of Existing Holders shall be greater than the number of Outstanding Units (the "Remaining Units") equal to the excess of the Available Units over the number of Outstanding Units subject to Submitted Bids described in Paragraphs 5(a)(ii) and 5(a)(iii), in which event the Submitted Bids of each such Existing Holder shall be rejected, and each such Existing Holder shall be required to sell its Units, but only in an amount equal to the difference between (A) the number of Outstanding Units then held by such Existing Holder subject to such Submitted Bid and (B) the number of Outstanding Units obtained by multiplying (x) the number of Remaining Units by (y) a fraction (the numerator of which shall be the number of Outstanding Units held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding Units subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid
         Rate); and

                  (v) the Submitted Bid of each Potential Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the number of Outstanding Units obtained by multiplying the difference between the Available Units and the number of Outstanding Units subject to Submitted Bids described in Paragraphs

         5(a)(ii), 5(a)(iii) and 5(a)(iv) by a fraction (the numerator of which shall be the number of Outstanding Units subject to such Submitted Bid of such Potential Holder and the denominator of which shall be the sum of the number of Outstanding Units subject to Submitted Bids that specified rates equal to the Winning Bid Rate submitted by all such Potential Holders).

         (b) If Sufficient Clearing Bids have not been made (other than because all the Outstanding Units are subject to Submitted Hold Orders), subject to the provisions of Paragraph 5(d), Submitted Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

                  (i) the Submitted Bids of each Existing Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus entitling such Existing Holder to continue to hold the Outstanding Units subject to such Submitted Bids;

                  (ii) the Submitted Bids of each Potential Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding Units subject to such Submitted Bids; and

                  (iii) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Rate shall be rejected, and each Submitted Sell Order of each Existing Holder shall be accepted, thus requiring such Existing Holder to sell the Outstanding Units subject to each such Submitted Bid or Submitted Sell Order, in both cases only in an amount equal to the difference between (A) the number of Outstanding Units then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (B) the number of Outstanding Units obtained by multiplying (x) the difference between the Available Units and the aggregate number of Outstanding Units subject to Submitted Bids described in Paragraphs 5(b)(i) and 5(b)(ii) by (y) a fraction (the numerator of which shall be the number of Outstanding Units held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding Units subject to all such Submitted Bids and Submitted Sell Orders of Existing Holders).

         (c) If all the Outstanding Units are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

         (d) If, as a result of the procedures described in Paragraph 5(a) or 5(b), any Existing Holder would be entitled to hold or required to sell, or any Potential Holder would be required to purchase, a fraction of a Unit on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of Units to be held or sold by any Existing Holder or purchased by any Potential Holder on such Auction Date so that the number of Units held or sold by each Existing Holder or purchased by any Potential Holder on such Auction Date shall be a whole number of Units.

         (e) If, as a result of the procedures described in Paragraph 5(a), any Potential Holder would be entitled or required to purchase less than a whole Unit on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate Units for purchase among Potential Holders so that only whole Units are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Units on such Auction Date.

         (f) Based on the results of each Auction, the Auction Agent shall determine the aggregate number of Outstanding Units to be purchased and the aggregate number of Outstanding Units to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate numbers of Units to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, such Units.

6.       Miscellaneous.

         (a) So long as the Applicable Rate is based on the results of an Auction, an Existing Holder (i) may sell, transfer or otherwise dispose of shares of New Preferred Stock only in Units and only pursuant to a Bid or Sell Order in accordance with the procedures described herein, or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Master Purchaser's Letter to the Auction Agent; provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer, and (ii) shall have the ownership of shares of New Preferred Stock held by it maintained in book-entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership.

         (b) Neither the Company nor any Affiliate may submit an Order in any Auction.

         (c)  All references to time of day refer to New York City time.

         (d) During a Non-Payment Period and during any period in which there shall not be a Securities Depository, shares of New Preferred Stock may be registered for transfer or exchange and new certificates issued upon surrender of the old certificates properly endorsed for transfer with (i) all necessary endorsers' signatures guaranteed in such manner and form as the Auction Agent (or such other transfer agent or registrar) may require by a guarantor reasonably believed by the Auction Agent (or such other transfer agent or registrar) to be responsible, (ii) accompanied by such assurances as the Auction Agent (or such other transfer agent or registrar) shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and (iii) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.

         (e) During a Non-Payment Period the Company or an Affiliate, at the option of the Company, may perform any of the functions to be performed by the Auction Agent or the Securities Depository set forth herein.

         (f) The Board of Directors of the Company may interpret the provisions of these Auction Procedures to resolve any inconsistency or ambiguity which may arise or be revealed in connection herewith, and, if such inconsistency or ambiguity reflects an inaccurate provision hereof, the Board of Directors of the Company may, in appropriate circumstances, authorize the filing of a corrected articles of amendment.

5.       7.50% CUMULATIVE PREFERRED STOCK, SERIES R

         (A) The 7.50% Cumulative Preferred Stock, Series R, consists of 850,000 shares of the par value of $100 each (Series R Preferred Stock).

         (B) The variations in the rights and preferences of the Series R Preferred Stock which are permitted under the provisions of Article IV(a) of the Articles of Incorporation of this Company are as follows:

                  (1) The annual dividend rate for the Series R Preferred Stock shall be 7.50% per annum cumulative from and after the date of issuance and dividends at that rate, when, as and if declared by the Board of Directors, shall be payable quarterly on the 16th day of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day) with the initial dividend payable June 16, 1992 covering the full period from the date of issuance through such date;

                  (2) The Series R Preferred Stock shall not be redeemable prior to March 16, 1997. Thereafter, the redemption price for the Series R Preferred Stock shall be (i) $105.00 per share if redeemed beginning March 16, 1997 and prior to March 16, 1998; (ii) $104.50 per share if redeemed beginning March 16, 1998 and prior to March 16, 1999; (iii) $104.00 per share if redeemed beginning March 16, 1999 and prior to March 16, 2000; (iv) $103.50 per share if redeemed beginning March 16, 2000 and prior to March 16, 2001; (v) $103.00 per share if redeemed beginning March 16, 2001 and prior to March 16, 2002; (vi) $102.50 per share if redeemed beginning March 16, 2002 and prior to March 16, 2003;
         (vii) $102.00 per share if redeemed beginning March 16, 2003 and prior to March 16, 2004; (viii) $101.50 per share if redeemed beginning March 16, 2004 and prior to March 16, 2005; (ix) $101.00 per share if redeemed beginning March 16, 2005 and prior to March 16, 2006; (x) $100.50 per share if redeemed beginning March 16, 2006 and prior to March 16, 2007; (xi) $100.00 per share if redeemed on and after March 16, 2007, plus, in each case, all accrued and unpaid dividends thereon to the redemption date;

                  (3) As a sinking fund for the retirement of the Series R Preferred Stock, subject to the provisions of paragraph (4) below, on March 16, 1998 and on each March 16 thereafter to and including March 16, 2017 (so long as any shares of the Series R

         Preferred Stock are outstanding), this Company shall redeem 42,500 shares of the Series R Preferred Stock (or the number of shares of the Series R Preferred Stock then outstanding if less than 42,500) at a price of $100.00 per share, plus all accrued and unpaid dividends thereon to the redemption date. Shares of the Series R Preferred Stock purchased by this Company may be credited against any sinking fund retirement required by this paragraph (3). No redemption of shares of the Series R Preferred Stock pursuant to paragraph (2) above shall constitute a retirement of such shares in lieu of or as a credit against any sinking fund retirement required by this paragraph (3);

                  (4) The shares of the Series R Preferred Stock shall be called for redemption for the sinking fund as required by paragraph (3) above in the manner prescribed for redemption of shares of the Preferred Stock of this Company at the option of the Board of Directors of this Company, but only when, as and if directed by resolution of the Board of Directors and subject to any applicable restrictions of law. In no event, however, shall any shares of the Series R Preferred Stock be called for redemption for the sinking fund unless and until full dividends accrued on all outstanding shares of all series of Preferred Stock and Preferred Stock A of this Company, other than shares previously or then to be called for redemption, shall have been paid or declared and set apart for payment for all past dividend periods ending on or before the redemption date. Nevertheless, the obligation of this Company to redeem shares of the Series R Preferred Stock annually commencing on March 16, 1998, pursuant to paragraph (3) above, shall be cumulative and, so long as any shares of the Series R Preferred Stock shall be outstanding, this Company shall not declare any dividend on the Common Stock, Preference Stock or any other stock ranking as to dividends or assets junior to the Preferred Stock or the Preferred Stock A or make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of any shares of Common Stock, Preference Stock or other such junior stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property or in obligations or stock of this Company (other than stock ranking as to dividends and assets junior to the Preferred Stock or the Preferred Stock A), unless at the date of declaration in the case of any such dividend, or at the date of any such other payment, setting apart or distribution, no sinking fund retirement required by paragraph (3) above shall be in arrears;

                  (5) This Company may, at its option, on March 16, 1998 and on each March 16 thereafter to and including March 16, 2017, redeem 42,500 shares of the Series R Preferred Stock, or any lesser number of such shares constituting a multiple of 1,000, in addition to shares then to be redeemed for the sinking fund pursuant to paragraph (3) above, at a price of $100.00 per share, plus, in each case, all accrued and unpaid dividends thereon to the redemption date, which privilege shall be noncumulative; and

                  (6) The Series R Preferred Stock shall not be convertible by the holders thereof into stock of any other class or classes or into one or more series of the same class or of another class or classes.

6.  7.85% CUMULATIVE PREFERRED STOCK, SERIES S

         (A) The 7.85% Cumulative Preferred Stock, Series S, consists of 600,000 shares of the par value of $100 each (Series S Preferred Stock).

         (B) The variations in the rights and preferences of the Series S Preferred Stock which are permitted under the provisions of Article IV(a) of the Articles of Incorporation of this Company are as follows:

                  (1) The annual dividend rate for the Series S Preferred Stock shall be 7.85% per annum cumulative from and after the date of issuance and dividends at that rate, when, as and if declared by the Board of Directors, shall be payable quarterly on the 16th day of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day) with the initial dividend payable September 16, 1992 covering the full period from the date of issuance through such date;

                  (2) The Series S Preferred Stock shall not be redeemable prior to September 16, 2002. Thereafter, the redemption price for the Series S Preferred Stock shall be (i) $103.93 per share if redeemed beginning September 16, 2002 and prior to September 16, 2003; (ii) $103.53 per share if redeemed beginning September 16, 2003 and prior to September 16, 2004; (iii) $103.14 per share if redeemed beginning September 16, 2004 and prior to September 16, 2005; (iv) $102.75 per share if redeemed beginning September 16, 2005 and prior to September 16, 2006;
         (v) $102.36 per share if redeemed beginning September 16, 2006 and prior to September 16, 2007; (vi) $101.96 per share if redeemed beginning September 16, 2007 and prior to September 16, 2008; (vii) $101.57 per share if redeemed beginning September 16, 2008 and prior to September 16, 2009; (viii) $101.18 per share if redeemed beginning September 16, 2009 and prior to September 16, 2010; (ix) $100.79 per share if redeemed beginning September 16, 2010 and prior to September 16, 2011; (x) $100.39 per share if redeemed beginning September 16, 2011 and prior to September 16, 2012; (xi) $100.00 per share if redeemed on and after September 16, 2012, plus, in each case, all accrued and unpaid dividends thereon to the redemption date; and

                  (3) The Series S Preferred Stock shall not be convertible by the holders thereof into stock of any other class or classes or into one or more series of the same class or of another class or classes.

7.  6.20% CUMULATIVE PREFERRED STOCK, SERIES T

         (A) The 6.20% Cumulative Preferred Stock, Series T, consists of 130,000 shares of the par value of $100 each (Series T Preferred Stock).

         (B) The variations in the rights and preferences of the Series T Preferred Stock which are permitted under the provisions of Article IV(a) of the Articles of Incorporation of this Company are as follows:

                  (1) The annual dividend rate for the Series T Preferred Stock shall be 6.20% per annum cumulative from and after the date of issuance and dividends at that rate, when, as and if declared by the Board of Directors, shall be payable quarterly on the 16th day of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day) with the initial dividend payable March 16, 1993 covering the full period from the date of issuance through such date;

                  (2) The Series T Preferred Stock shall not be redeemable prior to December 16, 1999. The Series T Preferred Stock shall be redeemable, beginning on December 16, 1999, at the option of the Company, in whole or in part, at $100 per share, plus all accrued and unpaid dividends thereon to the redemption date;

                  (3) As a sinking fund for the retirement of the Series T Preferred Stock, subject to the provisions of paragraph (4) below, on December 16, 2000, this Company shall redeem all shares of the Series T Preferred Stock then outstanding at a price of $100 per share, plus all accrued and unpaid dividends thereon to the redemption date;

                  (4) The shares of the Series T Preferred Stock shall be called for redemption for the sinking fund as required by paragraph (3) above in the manner prescribed for redemption of shares of the Preferred Stock of this Company at the option of the Board of Directors of this Company, but only when, as and if directed by resolution of the Board of Directors and subject to any applicable restrictions of law. In no event, however, shall any shares of the Series T Preferred Stock be called for redemption for the sinking fund unless and until full dividends accrued on all outstanding shares of all series of Preferred Stock and Preferred Stock A of this Company, other than shares previously or then to be called for redemption, shall have been paid or declared and set apart for payment for all past dividend periods ending on or before the redemption date. In any event, this Company shall not declare any dividend on the Common Stock, Preference Stock or any other stock ranking as to dividends or assets junior to the Preferred Stock or the Preferred Stock A or make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of any shares of Common Stock, Preference Stock or other such junior stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property or in obligations or stock of this Company (other than stock ranking as to dividends and assets junior to the Preferred Stock or the Preferred Stock A), unless at the date of declaration in the case of any such dividend, or at the date of any such other payment, setting apart or distribution, the sinking fund retirement required by paragraph (3) above shall have been fully effected by this Company; and

                  (5) The Series T Preferred Stock shall not be convertible by the holders thereof into stock of any other class or classes or into one or more series of the same class or of another class or classes.

8.   6.30% CUMULATIVE PREFERRED STOCK, SERIES U

         (A) The 6.30% Cumulative Preferred Stock, Series U, consists of 130,000 shares of the par value of $100 each (Series U Preferred Stock).

         (B) The variations in the rights and preferences of the Series U Preferred Stock which are permitted under the provisions of Article IV(a) of the Articles of Incorporation of this Company are as follows:

                  (1) The annual dividend rate for the Series U Preferred Stock shall be 6.30% per annum cumulative from and after the date of issuance and dividends at that rate, when, as and if declared by the Board of Directors, shall be payable quarterly on the 16th day of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day) with the initial dividend payable March 16, 1993 covering the full period from the date of issuance through such date;

                  (2) The Series U Preferred Stock shall not be redeemable prior to December 16, 2000. The Series U Preferred Stock shall be redeemable, beginning on December 16, 2000, at the option of the Company, in whole or in part, at $100 per share, plus all accrued and unpaid dividends thereon to the redemption date;

                  (3) As a sinking fund for the retirement of the Series U Preferred Stock, subject to the provisions of paragraph (4) below, on December 16, 2001, this Company shall redeem all shares of the Series U Preferred Stock then outstanding at a price of $100 per share, plus all accrued and unpaid dividends thereon to the redemption date;

                  (4) The shares of the Series U Preferred Stock shall be called for redemption for the sinking fund as required by paragraph (3) above in the manner prescribed for redemption of shares of the Preferred Stock of this Company at the option of the Board of Directors of this Company, but only when, as and if directed by resolution of the Board of Directors and subject to any applicable restrictions of law. In no event, however, shall any shares of the Series U Preferred Stock be called for redemption for the sinking fund unless and until full dividends accrued on all outstanding shares of all series of Preferred Stock and Preferred Stock A of this Company, other than shares previously or then to be called for redemption, shall have been paid or declared and set apart for payment for all past dividend periods ending on or before the redemption date. In any event, this Company shall not declare any dividend on the Common Stock, Preference Stock or any other stock ranking as to dividends or assets junior to the Preferred Stock or the Preferred Stock A or make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of any shares of Common Stock, Preference Stock or other such junior stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property or in obligations or stock of this Company (other than stock ranking as to dividends and assets junior to the Preferred Stock or the Preferred Stock A), unless at the date of declaration in the case of any such dividend, or at the date of any such other payment, setting apart or distribution, the sinking fund retirement required by paragraph (3) above shall have been fully effected by this Company; and

                  (5) The Series U Preferred Stock shall not be convertible by the holders thereof into stock of any other class or classes or into one or more series of the same class or of another class or classes.

9.       6.40% CUMULATIVE PREFERRED STOCK, SERIES V

         (A) The 6.40% Cumulative Preferred Stock, Series V, consists of 130,000 shares of the par value of $100 each (Series V Preferred Stock).

         (B) The variations in the rights and preferences of the Series V Preferred Stock which are permitted under the provisions of Article IV(a) of the Articles of Incorporation of this Company are as follows:

                  (1) The annual dividend rate for the Series V Preferred Stock shall be 6.40% per annum cumulative from and after the date of issuance and dividends at that rate, when, as and if declared by the Board of Directors, shall be payable quarterly on the 16th day of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day) with the initial dividend payable March 16, 1993 covering the full period from the date of issuance through such date;

                  (2) The Series V Preferred Stock shall not be redeemable prior to December 16, 2001. The Series V Preferred Stock shall be redeemable, beginning on December 16, 2001, at the option of the Company, in whole or in part, at $100 per share, plus all accrued and unpaid dividends thereon to the redemption date;

                  (3) As a sinking fund for the retirement of the Series V Preferred Stock, subject to the provisions of paragraph (4) below, on December 16, 2002, this Company shall redeem all shares of the Series V Preferred Stock then outstanding at a price of $100 per share, plus all accrued and unpaid dividends thereon to the redemption date;

                  (4) The shares of the Series V Preferred Stock shall be called for redemption for the sinking fund as required by paragraph (3) above in the manner prescribed for redemption of shares of the Preferred Stock of this Company at the option of the Board of Directors of this Company, but only when, as and if directed by resolution of the Board of Directors and subject to any applicable restrictions of law. In no event, however, shall any shares of the Series V Preferred Stock be called for redemption for the sinking fund unless and until full dividends accrued on all outstanding shares of all series of Preferred Stock and Preferred Stock A of this Company, other than shares previously or then to be called for redemption, shall have been paid or declared and set apart for payment for all past dividend periods ending on or before the redemption date. In any event, this Company shall not declare any dividend on the Common Stock, Preference Stock or any other stock ranking as to dividends or assets junior to the

         Preferred Stock or the Preferred Stock A or make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of any shares of Common Stock, Preference Stock or other such junior stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property or in obligations or stock of this Company (other than stock ranking as to dividends and assets junior to the Preferred Stock or the Preferred Stock A), unless at the date of declaration in the case of any such dividend, or at the date of any such other payment, setting apart or distribution, the sinking fund retirement required by paragraph (3) above shall have been fully effected by this Company; and

                  (5) The Series V Preferred Stock shall not be convertible by the holders thereof into stock of any other class or classes or into one or more series of the same class or of another class or classes.

10.  7% CUMULATIVE PREFERRED STOCK, SERIES W

         (A) The 7% Cumulative Preferred Stock, Series W, consists of 500,000 shares of the par value of $100 each (Series W Preferred Stock).

         (B) The variations in the rights and preferences of the Series W Preferred Stock which are permitted under the provisions of Article IV(a) of the Articles of Incorporation of this Company are as follows:

                  (1) The annual dividend rate for the Series W Preferred Stock shall be 7% per annum cumulative from and after the date of issuance and dividends at that rate, when, as and if declared by the Board of Directors, shall be payable quarterly on the 16th day of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day) with the initial dividend payable June 16, 1993 covering the full period from the date of issuance through such date;

                  (2) The Series W Preferred Stock shall not be redeemable prior to March 16, 2003. Thereafter, the redemption price for the Series W Preferred Stock shall be (i) $103.50 per share if redeemed during the twelve-month period beginning March 16, 2003; (ii) $103.15 per share if redeemed during the twelve-month period beginning March 16, 2004; (iii) $102.80 per share if redeemed during the twelve-month period beginning March 16, 2005; (iv) $102.45 per share if redeemed during the twelve-month period beginning March 16, 2006; (v) $102.10 per share if redeemed during the twelve-month period beginning March 16, 2007; (vi) $101.75 per share if redeemed during the twelve-month period beginning March 16, 2008; (vii) $101.40 per share if redeemed during the twelve-month period beginning March 16, 2009; (viii) $101.05 per share if redeemed during the twelve-month period beginning March 16, 2010;
         (ix) $100.70 per share if redeemed during the twelve-month period beginning March 16, 2011; (x) $100.35 per share if redeemed during the twelve-month period beginning March 16, 2012; and (xi) thereafter at $100.00 per share, plus, in each case, all accrued and unpaid dividends thereon to the redemption date; and

                  (3) The Series W Preferred Stock shall not be convertible by the holders thereof into stock of any other class or classes or into one or more series of the same class or of another class or classes.

11.  6.75% CUMULATIVE PREFERRED STOCK, SERIES X

         (A) The 6.75% Cumulative Preferred Stock, Series X, consists of 500,000 shares of the par value of $100 each (Series X Preferred Stock);

         (B) The variations in the rights and preferences of the Series X Preferred Stock which are permitted under the provisions of Article IV(a) of the Articles of Incorporation of this Company are as follows:

                  (1) The annual dividend rate for the Series X Preferred Stock shall be 6.75% per annum cumulative from and after the date of issuance and dividends at that rate, when, as and if declared by the Board of Directors, shall be payable quarterly on the 16th day of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day) with the initial dividend payable June 16, 1993 covering the full period from the date of issuance through such date;

                  (2) The Series X Preferred Stock shall not be redeemable prior to June 16, 2003. Thereafter, the redemption price for the Series X Preferred Stock shall be (i) $103.94 per share if redeemed beginning June 16, 2003 and prior to June 16, 2004; (ii) $103.66 per share if redeemed beginning June 16, 2004 and prior to June 16, 2005; (iii) $103.38 per share if redeemed beginning June 16, 2005 and prior to June 16, 2006; (iv) $103.09 per share if redeemed beginning June 16, 2006 and prior to June 16, 2007; (v) $102.81 per share if redeemed beginning June 16, 2007 and prior to June 16, 2008; (vi) $102.53 per share if redeemed beginning June 16, 2008 and prior to June 16, 2009; (vii) $102.25 per share if redeemed beginning June 16, 2009 and prior to June 16, 2010; (viii) $101.97 per share if redeemed beginning June 16, 2010 and prior to June 16, 2011; (ix) $101.69 per share if redeemed beginning June 16, 2011 and prior to June 16, 2012; (x) $101.41 per share if redeemed beginning June 16, 2012 and prior to June 16, 2013;
         (xi) $101.13 per share if redeemed beginning June 16, 2013 and prior to June 16, 2014; (xii) $100.84 per share if redeemed beginning June 16, 2014 and prior to June 16, 2015; (xiii) $100.56 per share if redeemed beginning June 16, 2015 and prior to June 16, 2016; (xiv) $100.28 per share if redeemed beginning June 16, 2016 and prior to June 16, 2017; and (xv) $100.00 per share, if redeemed on and after June 16, 2017, plus, in each case, all accrued and unpaid dividends thereon to the redemption date;

                  (3) As a sinking fund for the retirement of the Series X Preferred Stock, subject to the provisions of paragraph (4) below, on June 16, 2003 and on each June 16 thereafter to and including June 16, 2027 (so long as any shares of the Series X Preferred Stock are outstanding), this Company shall redeem 20,000 shares of the Series X Preferred Stock (or the number of shares of the Series X Preferred Stock then outstanding if less than 20,000) at a price of $100.00 per share, plus all accrued and unpaid dividends thereon to the redemption date. Shares of the Series X Preferred Stock purchased by this Company may be credited against any sinking fund retirement required by this paragraph (3). No redemption of shares of the Series X Preferred Stock pursuant to paragraph (2) above shall constitute a retirement of such shares in lieu of or as a credit against any sinking fund retirement required by this paragraph (3);

                  (4) The shares of the Series X Preferred Stock shall be called for redemption for the sinking fund as required by paragraph (3) above in the manner prescribed for redemption of shares of the Preferred Stock of this Company at the option of the Board of Directors of this Company, but only when, as and if directed by resolution of the Board of Directors and subject to any applicable restrictions of law. In no event, however, shall any shares of the Series X Preferred Stock be called for redemption for the sinking fund unless and until full dividends accrued on all outstanding shares of all series of Preferred Stock and Preferred Stock A of this Company, other than shares previously or then to be called for redemption, shall have been paid or declared and set apart for payment for all past dividend periods ending on or before the redemption date. Nevertheless, the obligation of this Company to redeem shares of the Series X Preferred Stock annually commencing on June 16, 2003, pursuant to paragraph (3) above, shall be cumulative and, so long as any shares of the Series X Preferred Stock shall be outstanding, this Company shall not declare any dividend on the Common Stock, Preference Stock or any other stock ranking as to dividends or assets junior to the Preferred Stock or the Preferred Stock A or make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of any shares of Common Stock, Preference Stock or other such junior stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property or in obligations or stock of this Company (other than stock ranking as to dividends and assets junior to the Preferred Stock or the Preferred Stock A), unless at the date of declaration in the case of any such dividend, or at the date of any such other payment, setting apart or distribution, no sinking fund retirement required by paragraph (3) above shall be in arrears;

                  (5) This Company may, at its option, on June 16, 2003 and on each June 16 thereafter to and including June 16, 2027, redeem 20,000 shares of the Series X Preferred Stock, or any lesser number of such shares constituting a multiple of 1,000, in addition to shares then to be redeemed for the sinking fund pursuant to paragraph (3) above, at a price of $100.00 per share, plus, in each case, all accrued and unpaid dividends thereon to the redemption date, which privilege shall be noncumulative; and

                  (6) The Series X Preferred Stock shall not be convertible by the holders thereof into stock of any other class or classes or into one or more series of the same class or of another class or classes.

12.      7.04% CUMULATIVE PREFERRED STOCK, SERIES Y

         (A) The 7.04% Cumulative Preferred Stock, Series Y, consists of 600,000 shares of the par value of $100 each (Series Y Preferred Stock).

         (B) The variations in the rights and preferences of the Series Y Preferred Stock which are permitted under the provisions of Article IV(a) of the Articles of Incorporation of this Company are as follows:

                  (1) The annual dividend rate for the Series Y Preferred Stock shall be 7.04% per annum cumulative from and after the date of issuance and dividends at that rate, when, as and if declared by the Board of Directors, shall be payable quarterly on the 16th day of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day) with the initial dividend payable September 16, 1993 covering the full period from the date of issuance through such date;

                  (2) The Series Y Preferred Stock shall not be redeemable prior to June 16, 2003. Thereafter, the redemption price for the Series Y Preferred Stock shall be (i) $103.52 per share if redeemed during the twelve-month period beginning June 16, 2003; (ii) $103.17 per share if redeemed during the twelve-month period beginning June 16, 2004; (iii) $102.82 per share if redeemed during the twelve-month period beginning June 16, 2005; (iv) $102.46 per share if redeemed during the twelve-month period beginning June 16, 2006; (v) $102.11 per share if redeemed during the twelve-month period beginning June 16, 2007; (vi) $101.76 per share if redeemed during the twelve-month period beginning June 16, 2008; (vii) $101.41 per share if redeemed during the twelve-month period beginning June 16, 2009; (viii) $101.06 per share if redeemed during the twelve-month period beginning June 16, 2010;
         (ix) $100.70 per share if redeemed during the twelve-month period beginning June 16, 2011; (x) $100.35 per share if redeemed during the twelve-month period beginning June 16, 2012; and (xi) thereafter at $100.00 per share, plus, in each case, all accrued and unpaid dividends thereon to the redemption date; and

                  (3) The Series Y Preferred Stock shall not be convertible by the holders thereof into stock of any other class or classes or into one or more series of the same class or of another class or classes.

II.      PREFERRED STOCK A ($25 PAR VALUE)

1.       7.72% CUMULATIVE PREFERRED STOCK A, 1992 SERIES

         (A) The 7.72% Cumulative Preferred Stock A, 1992 Series, consists of 1,600,000 shares of the par value of $25 each (Preferred Stock A, 1992 Series).

         (B) The variations in the rights and preferences of the Preferred Stock A, 1992 Series, which are permitted under the provisions of Article IV(a) of the Articles of Incorporation of this Company are as follows:

                  (1) The annual dividend rate for the Preferred Stock A, 1992 Series, shall be 7.72% per annum cumulative from and after the date of issuance and dividends at that rate, when, as and if declared by the Board of Directors, shall be payable quarterly on the 16th day of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day) with the initial dividend payable September 16, 1992 covering the full period from the date of issuance through such date;

                  (2) The Preferred Stock A, 1992 Series, shall not be redeemable prior to September 16, 1997. Thereafter, the redemption price for the Preferred Stock A, 1992 Series, shall be (i) $26.93 per share if redeemed beginning September 16, 1997 and prior to September 16, 2002; (ii) $26.75 per share if redeemed beginning September 16, 2002 and prior to September 16, 2003; (iii) $26.58 per share if redeemed beginning September 16, 2003 and prior to September 16, 2004;
         (iv) $26.40 per share if redeemed beginning September 16, 2004 and prior to September 16, 2005; (v) $26.23 per share if redeemed beginning September 16, 2005 and prior to September 16, 2006; (vi) $26.05 per share if redeemed beginning September 16, 2006 and prior to September 16, 2007; (vii) $25.88 per share if redeemed beginning September 16, 2007 and prior to September 16, 2008; (viii) $25.70 per share if redeemed beginning September 16, 2008 and prior to September 16, 2009;
         (ix) $25.53 per share if redeemed beginning September 16, 2009 and prior to September 16, 2010; (x) $25.35 per share if redeemed beginning September 16, 2010 and prior to September 16, 2011; (xi) $25.18 per share if redeemed beginning September 16, 2011 and prior to September 16, 2012; and (xii) $25.00 per share if redeemed on and after September 16, 2012, plus, in each case, all accrued and unpaid dividends thereon to the redemption date;

                   (3) There shall not be any sinking fund provided for the purpose of redemption of the Preferred Stock A, 1992 Series; and

                  (4) The Preferred Stock A, 1992 Series, shall not be convertible by the holders thereof into stock of any other class or classes or into one or more series of the same class or of another class or classes.

2.       5.95% CUMULATIVE PREFERRED STOCK A, 1992 SERIES B

         (A) The 5.95% Cumulative Preferred Stock A, 1992 Series B, consists of 800,000 shares of the par value of $25 each (Preferred Stock A, 1992 Series B);

         (B) The variations in the rights and preferences of the Preferred Stock A, 1992 Series B, which are permitted under the provisions of Article IV(a) of the Articles of Incorporation of this Company are as follows:

                  (1) The annual dividend rate for the Preferred Stock A, 1992 Series B, shall be 5.95% per annum cumulative from and after the date of issuance and dividends at that rate, when, as and if declared by the Board of Directors, shall be payable quarterly on the 16th day of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day) with the initial dividend payable December 16, 1992 covering the full period from the date of issuance through such date;

                  (2) The Preferred Stock A, 1992 Series B, shall not be redeemable prior to September 16, 1998. The Preferred Stock A, 1992 Series B, shall be redeemable, beginning on September 16, 1998, at the option of the Company, in whole or in part, at $25.00 per share plus all accrued and unpaid dividends thereon to the redemption date;

                  (3) As a sinking fund for the retirement of the Preferred Stock A, 1992 Series B, subject to the provisions of paragraph (4) below, on September 16, 1999, this Company shall redeem all shares of the Preferred Stock A, 1992 Series B, then outstanding at a price of $25.00 per share, plus all accrued and unpaid dividends thereon to the redemption date;

                  (4) The shares of the Preferred Stock A, 1992 Series B, shall be called for redemption for the sinking fund as required by paragraph
         (3) above in the manner prescribed for redemption of shares of the Preferred Stock A of this Company at the option of the Board of Directors of this Company, but only when, as and if directed by resolution of the Board of Directors and subject to any applicable restrictions of law. In no event, however, shall any shares of the Preferred Stock A, 1992 Series B, be called for redemption for the sinking fund unless and until full dividends accrued on all outstanding shares of all series of Preferred Stock and Preferred Stock A of this Company, other than shares previously or then to be called for redemption, shall have been paid or declared and set apart for payment for all past dividend periods ending on or before the redemption date. In any event, this Company shall not declare any dividend on the Common Stock, Preference Stock or any other stock ranking as to dividends or assets junior to the Preferred Stock or the Preferred Stock A or make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of any shares of Common Stock, Preference Stock or other such junior stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property or in obligations or stock of this Company (other than stock ranking as to dividends and assets junior to the Preferred Stock or the Preferred Stock A), unless at the date of declaration in the case of any such dividend, or at the date of any such other payment, setting apart or distribution, the sinking fund retirement required by paragraph (3) above shall have been fully effected by this Company;

                  (5) The Preferred Stock A, 1992 Series B, shall not be convertible by the holders thereof into stock of any other class or classes or into one or more series of the same class or of another class or classes.

3.       6.10% CUMULATIVE PREFERRED STOCK A, 1992 SERIES C

         (A) The 6.10% Cumulative Preferred Stock A, 1992 Series C, consists of 800,000 shares of the par value of $25 each (Preferred Stock A, 1992 Series C).

         (B) The variations in the rights and preferences of the Preferred Stock A, 1992 Series C, which are permitted under the provisions of Article IV(a) of the Articles of Incorporation of this Company are as follows:

                  (1) The annual dividend rate for the Preferred Stock A, 1992 Series C, shall be 6.10% per annum cumulative from and after the date of issuance and dividends at that rate, when, as and if declared by the Board of Directors, shall be payable quarterly on the 16th day of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day) with the initial dividend payable December 16, 1992 covering the full period from the date of issuance through such date;

                  (2) The Preferred Stock A, 1992 Series C, shall not be redeemable prior to September 16, 1999. The Preferred Stock A, 1992 Series C, shall be redeemable, beginning on September 16, 1999, at the option of the Company, in whole or in part, at $25.00 per share plus all accrued and unpaid dividends thereon to the redemption date;

                  (3) As a sinking fund for the retirement of the Preferred Stock A, 1992 Series C, subject to the provisions of paragraph (4) below, on September 16, 2000, this Company shall redeem all shares of the Preferred Stock A, 1992 Series C, then outstanding at a price of $25.00 per share, plus all accrued and unpaid dividends thereon to the redemption date;

                  (4) The shares of the Preferred Stock A, 1992 Series C, shall be called for redemption for the sinking fund as required by paragraph
         (3) above in the manner prescribed for redemption of shares of the Preferred Stock A of this Company at the option of the Board of Directors of this Company, but only when, as and if directed by resolution of the Board of Directors and subject to any applicable restrictions of law. In no event, however, shall any shares of the Preferred Stock A, 1992 Series C, be called for redemption for the sinking fund unless and until full dividends accrued on all outstanding shares of all series of Preferred Stock and Preferred Stock A of this Company, other than shares previously or then to be called for redemption, shall have been paid or declared and set apart for payment for all past dividend periods ending on or before the redemption date. In any event, this Company shall not declare any dividend on the Common Stock, Preference Stock or any other stock ranking as to dividends or assets junior to the Preferred Stock or the Preferred Stock A or make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of any shares of Common Stock, Preference Stock or other such junior stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property or in obligations or stock of this Company (other than stock ranking as to dividends and assets junior to the Preferred Stock or the Preferred Stock A), unless at the date of declaration in the case of any such dividend, or at the date of any such other payment, setting apart or distribution, the sinking fund retirement required by paragraph (3) above shall have been fully effected by this Company;

                  (5) The Preferred Stock A, 1992 Series C, shall not be convertible by the holders thereof into stock of any other class or classes or into one or more series of the same class or of another class or classes.

4.       6.20% CUMULATIVE PREFERRED STOCK A, 1992 SERIES D

         (A) The 6.20% Cumulative Preferred Stock A, 1992 Series D, consists of 800,000 shares of the par value of $25 each (Preferred Stock A, 1992 Series D).

         (B) The variations in the rights and preferences of the Preferred Stock A, 1992 Series D, which are permitted under the provisions of Article IV(a) of the Articles of Incorporation of this Company are as follows:

                  (1) The annual dividend rate for the Preferred Stock A, 1992 Series D, shall be 6.20% per annum cumulative from and after the date of issuance and dividends at that rate, when, as and if declared by the Board of Directors, shall be payable quarterly on the 16th day of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day) with the initial dividend payable December 16, 1992 covering the full period from the date of issuance through such date;

                  (2) The Preferred Stock A, 1992 Series D, shall not be redeemable prior to September 16, 2000. The Preferred Stock A, 1992 Series D, shall be redeemable, beginning on September 16, 2000, at the option of the Company, in whole or in part, at $25.00 per share plus all accrued and unpaid dividends thereon to the redemption date;

                  (3) As a sinking fund for the retirement of the Preferred Stock A, 1992 Series D, subject to the provisions of paragraph (4) below, on September 16, 2001, this Company shall redeem all shares of the Preferred Stock A, 1992 Series D, then outstanding at a price of $25.00 per share, plus all accrued and unpaid dividends thereon to the redemption date;

                  (4) The shares of the Preferred Stock A, 1992 Series D, shall be called for redemption for the sinking fund as required by paragraph
         (3) above in the manner prescribed for redemption of shares of the Preferred Stock A of this Company at the option of the Board of Directors of this Company, but only when, as and if directed by resolution of the Board of Directors and subject to any applicable restrictions of law. In no event, however, shall any shares of the Preferred Stock A, 1992 Series D, be called for redemption for the sinking fund unless and until full dividends accrued on all outstanding shares of all series of Preferred Stock and Preferred Stock A of this Company, other than shares previously or then to be called for redemption, shall have been paid or declared and set apart for payment for all past dividend periods ending on or before the redemption date. In any event, this Company shall not declare any dividend on the Common Stock, Preference Stock or any other stock ranking as to dividends or assets junior to the Preferred Stock or the Preferred Stock A or make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of any shares of Common Stock, Preference Stock or other such junior stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property or in obligations or stock of this Company (other than stock ranking as to dividends and assets junior to the Preferred Stock or the Preferred Stock A), unless at the date of declaration in the case of any such dividend, or at the date of any such other payment, setting apart or distribution, the sinking fund retirement required by paragraph (3) above shall have been fully effected by this Company;

                  (5) The Preferred Stock A, 1992 Series D, shall not be convertible by the holders thereof into stock of any other class or classes or into one or more series of the same class or of another class or classes.

5.       6.375% CUMULATIVE PREFERRED STOCK A, 1993 SERIES

         (A) The 6.375% Cumulative Preferred Stock A, 1993 Series, consists of 2,400,000 shares of the par value of $25 each (Preferred Stock A, 1993 Series).

         (B) The variations in the rights and preferences of the Preferred Stock A, 1993 Series, which are permitted under the provisions of Article IV(a) of the Articles of Incorporation of this Company are as follows:

                  (1) The annual dividend rate for the Preferred Stock A, 1993 Series, shall be 6.375% per annum cumulative from and after the date of issuance and dividends at that rate, when, as and if declared by the Board of Directors, shall be payable quarterly on the 16th day of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day) with the initial dividend payable March 16, 1994 covering the full period from the date of issuance through such date;

                  (2) The Preferred Stock A, 1993 Series, shall not be redeemable prior to December 16, 2003. Thereafter, the redemption price for the Preferred Stock A, 1993 Series, shall be (i) $25.80 per share if redeemed beginning December 16, 2003 and prior to December 16, 2004;
         (ii) $25.72 per share if redeemed beginning December 16, 2004 and prior to December 16, 2005; (iii) $25.64 per share if redeemed beginning December 16, 2005 and prior to December 16, 2006; (iv) $25.56 per share if redeemed beginning December 16, 2006 and prior to December 16, 2007;
         (v) $25.48 per share if redeemed beginning December 16, 2007 and prior to December 16, 2008; (vi) $25.40 per share if redeemed beginning December 16, 2008 and prior to December 16, 2009; (vii) $25.32 per share if redeemed beginning December 16, 2009 and prior to December 16, 2010; (viii)

         $25.24 per share if redeemed beginning December 16, 2010 and prior to December 16, 2011; (ix) $25.16 per share if redeemed beginning December 16, 2011 and prior to December 16, 2012; (x) $25.08 per share if redeemed beginning December 16, 2012 and prior to December 16, 2013; and (xi) $25.00 per share if redeemed on and after December 16, 2013, plus, in each case, all accrued and unpaid dividends thereon to the redemption date;

                   (3) There shall not be any sinking fund provided for the purpose of redemption of the Preferred Stock A, 1993 Series; and

                  (4) The Preferred Stock A, 1993 Series, shall not be convertible by the holders thereof into stock of any other class or classes or into one or more series of the same class or of another class or classes.

                                    * * * * *